                                                                   EXHIBIT 10.42


                           ASSET PURCHASE AGREEMENT

                                    BETWEEN

                              COMPS INFOSYSTEMS,

                          THE LAND SALES RESOURCE AND

                                  KITTY LAYNE

                                 JULY 17, 1995

                               TABLE OF CONTENTS


1.   PURCHASE AND SALE  OF ASSETS.......................................     2
     ----------------------------
     1.1   Transfer of Assets...........................................     2
           ------------------
     1.2   Assumption of Liabilities....................................     3
           -------------------------
     1.3   Purchase Price...............................................     3
           --------------
     1.4   Allocation of Asset Price....................................     3
           -------------------------
     1.5   Prorations...................................................     3
           ----------
     1.6   Sales Taxes..................................................     4
           -----------
2.   CLOSING............................................................     4
     -------
     2.1   Closing......................................................     4
           -------
     2.2   Conveyances at Closing.......................................     4
           ----------------------
     2.3   Form of Instruments..........................................     5
           -------------------
     2.4   Additional Documents and Information.........................     5
           ------------------------------------
3.   REPRESENTATIONS AND WARRANTIES OF LSR AND LAYNE....................     5
     -----------------------------------------------
     3.1   Organization of LSR..........................................     5
           -------------------
     3.2   Authorization................................................     6
           -------------
     3.3   No Conflict or Violation.....................................     6
           ------------------------
     3.4   Consent and Approvals........................................     6
           ---------------------
     3.5   Absence of Certain Changes or Events.........................     6
           ------------------------------------
     3.6   Purchased Assets.............................................     7
           ----------------
     3.7   Real Property................................................     7
           -------------
     3.8   Equipment Lease..............................................     9
           ---------------
     3.9   Financial Statements.........................................     9
           --------------------
     3.10  Litigation...................................................     9
           ----------
     3.11  Liabilities..................................................    10
           -----------
     3.12  Compliance with Law..........................................    10
           -------------------
     3.13  No Brokers...................................................    10
           ----------
     3.14  No Other Agreements to Sell the Assets.......................    10
           --------------------------------------
     3.15  Tax Matters..................................................    11
           -----------
     3.16  Employment Matters and Benefit Plans.........................    11
           ------------------------------------
     3.17  Insurance....................................................    12
           ---------
     3.18  Purchase Commitments and Outstanding Bids....................    13
           -----------------------------------------
     3.19  Transactions with Certain Persons............................    13
           ---------------------------------
     3.20  Environmental Quality........................................    14
           ---------------------
     3.21  Hazardous Conditions.........................................    14
           --------------------
     3.22  Adequacy of Purchased Assets.................................    14
           ----------------------------
     3.23  Material Misstatements or Omissions..........................    14
           -----------------------------------
4.   REPRESENTATIONS AND WARRANTIES OF COMPS
     ---------------------------------------
     4.1   Organization of COMPS........................................    14
           ---------------------
     4.2   Authorization................................................    14
           -------------
     4.3   No Conflict or Violation.....................................    15
           ------------------------

     4.4   Consent and Approvals........................................    15
           ---------------------
5.   COVENANTS OF LSR AND COMPS.........................................    16
     --------------------------
     5.1   Maintenance of Business Prior to Closing.....................    16
           ----------------------------------------
     5.2   Key Employees................................................    16
           -------------
     5.3   Investigation by COMPS; Audits...............................    17
           ------------------------------
     5.4   Notification of Certain Matters..............................    18
           -------------------------------
     5.5   No Mergers, Consolidations, Sale of Stock, Etc...............    18
           ----------------------------------------------
6.   CONDITIONS TO LSR'S AND LAYNE's OBLIGATIONS........................    19
     -------------------------------------------
     6.1   Representations, Warranties and Covenants....................    19
           -----------------------------------------
     6.2   No Governmental Proceedings or Litigation....................    19
           -----------------------------------------
     6.3   Certificates.................................................    19
           ------------
7.   CONDITIONS TO COMP's OBLIGATIONS...................................    20
     --------------------------------
     7.1   Representation, Warranties and Covenants.....................    20
           ----------------------------------------
     7.2   No Governmental Proceedings or Litigation....................    20
           -----------------------------------------
     7.3   Opinion of Counsel...........................................    20
           ------------------
     7.4   Certificates.................................................    20
           ------------
     7.5   Conveyancing Documents.......................................    20
           ----------------------
8.   COVENANT NOT TO COMPETE............................................    20
     -----------------------
9.   ACTIONS BY LSR AND COMPS AFTER THE CLOSING
     ------------------------------------------
     9.1   Books and Records............................................    20
           -----------------
     9.2   Survival of Representations..................................    20
           ---------------------------
     9.3   Indemnification..............................................    21
           ---------------
           9.3.1   By LSR and Layne.....................................    21
                   ----------------
           9.3.2   By COMPS.............................................    21
                   --------
           9.3.3   Assistance...........................................    21
                   ----------
           9.3.4   Defense of Claims....................................    22
                   -----------------
           9.3.5   COMPS's Right of Offset..............................    23
                   -----------------------
           9.3.6   Damages..............................................    23
                   -------
10.  MISCELLANEOUS
     -------------
     10.1  Termination..................................................    24
           -----------
     10.2  Risk of Loss.................................................    24
           ------------
           10.2.1  Personal Property....................................    25
                   -----------------
           10.2.2  Leased or Owned Real Property........................    25
                   -----------------------------
     10.3  Notices......................................................    26
           -------
     10.4  Choice of Law................................................    26
           -------------
     10.5  Entire Agreement; Amendments and Waivers.....................    27
           ----------------------------------------
     10.6  Counterparts.................................................    27
           ------------
     10.7  Expenses.....................................................    27
           --------
     10.8  Invalidity...................................................    27
           ----------

     10.9  Arbitration and Venue........................................    27
           ---------------------
     10.10 Public Announcements.........................................    28
           --------------------
     10.11 Construction.................................................    28
           ------------
     10.12 Section and Other Headings...................................    25
           --------------------------
     10.13 Schedules and Exhibits Not Attached..........................    28
           -----------------------------------

                           ASSET PURCHASE AGREEMENT
                           ------------------------

     This Asset Purchase Agreement, dated July 17, 1995, is by and between COMPS InfoSystems, Inc., a Delaware corporation ("COMPS"), The Land Sales Resource, an Illinois corporation ("LSR"), and Kitty Layne ("Layne").

                                   RECITALS
                                   --------

     A. LSR is engaged in the business of gathering information on the real estate industry in the Chicago area and compiling and selling that information in various forms. LSR owns certain assets (the "Assets") which it uses in the conduct of its business (the "Business").

     B. COMPS also is engaged in the information systems business and operates in many locations throughout the United States. It is the intention of COMPS to enter the Chicago market and COMPS desires to purchase the Business.

     C.  The shareholders of LSR and their percentage ownership are:

               Kitty Lane      65%
               Mark Fogarty    20%
               Joe Lyng        15%

     D. In order to induce COMPS to enter into this Agreement, LSR and Layne desire to grant COMPS a covenant not to compete and provide certain other assurances.

     E. Terms used herein which are not otherwise defined in context and the initial letters of which are capitalized shall have the definitions set forth in Appendix I.

                                   AGREEMENT
                                   ---------

     NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration. the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.  PURCHASE AND SALE OF ASSETS
    ---------------------------

     1.1  Transfer of Assets.  On the Closing Date, LSR will sell, convey,
          ------------------
transfer, assign, and deliver to COMPS, and COMPS will acquire from LSR, effective as of 12:01 a.m. local time on the Closing Date (the "Closing Time"), all of LSR's assets of every nature and kind, except as provided in
Schedule 1.1, (the "Purchased Assets"), both real and personal, including, without limitation:

          1.1.1 customer lists, real estate information database, formats, customer data, and customer subscription agreements all as more particularly described on Schedule 1.1.

          1.1.2 a lease for space located at 622 Executive Dr. Willowbrook, IL., true and correct copy of which is attached as Exhibit
                  1.1.2 (the "Real Property Lease");

          1.1.3   A personal property lease for an office copier described in
                  Exhibit 1.1.3  (the "Equipment Lease").

          1.1.4 all patents, trade names, trademarks, logos, copyrights and applications therefor used or held for use in connection with the Business, as described on Schedule 1.1.4 hereto (the "Intellectual Property Rights");

          1.1.5   all leasehold improvements;

          1.1.6 all machinery, equipment, furniture, fixtures, vehicles, office equipment, supplies, tools, inventory, and parts used or held for use in the Business, all of which are listed on
                  Schedule 1.1.6;

          1.1.7 all rights under contracts and agreements related to the Business;

          1.1.8 accounts receivable, cash on hand, all prepaid items, deposits, advance payments, rights to offset and credits of all kinds of LSR;

          1.1.9   Copies of all of the Books and Records of the Business;

          1.1.10  all goodwill of the Business;

          1.1.11 all manufacturer, supplier or contractor warranties or guaranties respecting any Purchased Assets; and

          1.1.12 all other assets, tangible or intangible, used currently in the Business or necessary for the operation of the Business in the ordinary course and consistent with past practice;

     1.2   Assumption of Liabilities.  COMPS shall assume no liabilities of LSR
           -------------------------
of any sort whatsoever except for those obligations and liabilities set forth on
Schedule 1.2.

     1.13  Purchase Price.  The purchase price for the assets (the "Asset
           --------------
Price") shall be $275,000 to be paid at Closing, in cash, by certified check or other immediately available funds.

     1.4   Allocation of Asset Price.  The Asset Price shall be allocated among
           -------------------------
the Purchased Assets as set forth on Schedule 1.4. COMPS and LSR agree that each shall report the transfers contemplated by this Agreement in a manner consistent with such allocation including without limitation, compliance with the requirements of
Section 1060 of the Code and the regulations thereunder.

     1.5   Prorations.  On the Closing Date, or as promptly as practicable
           ----------
following the Closing Date, the rents, real property taxes, water, gas, electricity and other utilities, common area maintenance reimbursements to lessors and other similar periodic charges payable with respect to the Real Property shall be prorated between COMPS and LSR effective as of the Closing Date. To the extent practicable, utility meter readings for LSR's facilities shall be determined as of the Closing Date. If the real property tax rate for the current tax year is not established by the Closing Date, the prorations shall be made on the basis of the rate in effect for the preceding tax year and shall be adjusted when the exact amounts are determined. All such prorations shall be based upon the most recent available assessed value of any facility prior to the Closing Date.

     1.6   Sales Taxes. COMPS shall pay any sales taxes imposed by reason of the
           -----------
purchase by COMPS of the Purchased Assets pursuant to this Agreement.

2.   CLOSING
     -------

     2.1   Closing.  The Closing of the purchase and sale of assets contemplated
           -------
herein (the "Closing") shall be held at 10:00 A.M. local time on July 31, 1995 (the "Closing Date") at the offices of The Land Sales Resources, 622 Executive Drive, Willowbrook, Illinois, unless extended by either party for a period not to exceed 60 days unless the parties hereto otherwise agree.

     2.2   Conveyances at Closing.  To effect the transaction contemplated by
           ----------------------
this Agreement, on the Closing Date

           2.2.1  LSR will execute and deliver to COMPS:

           (a) an Assignment and Assumption Agreement in the form attached hereto as Exhibit 2.2.1(1) conveying in the aggregate all of LSR's owned personal property included in the Purchased Assets to COMPS;

           (b) an assignment of Real Property Lease together with the consent of the landlord in the form attached hereto as Exhibit 2.2.1(2);

           (c) an assignment of the Equipment Lease together with the consent of the lessor in the form attached hereto as Exhibit 2.2.1(3);

           (d) such other instruments as shall be reasonably requested by COMPS to vest in COMPS good and marketable title in and to all of the Purchased Assets in accordance with the provisions hereof.

           2.2.2  COMPS shall deliver to LSR and/or Layne

           (a)  the Asset Price;

           (b) the Assignment and Assumption Agreement attached as Exhibit 2.2.1(1);

           (c) the employment agreements referred to in Section 5.2.1.;

           (d) the option agreements referred to in Section 5.2.1

     2.3   Form of Instruments.  To the extent that a form of any document to be
           -------------------
delivered hereunder is not attached as an Exhibit hereto, all the foregoing instruments shall be in form and substance, and shall be executed and delivered in a manner reasonably satisfactory to counsel for the parties.

     2.4   Additional Documents and Information.  COMPS and LSR shall, on
           ------------------------------------
request, on or after the Closing Date, cooperate with one another by furnishing any additional information, executing and delivering any additional documents and/or instruments, and by doing any and all such other things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

3.   REPRESENTATIONS AND WARRANTIES OF LSR AND LAYNE.  LSR and Layne hereby
     -----------------------------------------------
represent and warrant to COMPS as of the date hereof, and as of Closing, as follows:

     3.1   Organization of LSR.  LSR is a corporation duly organized, validly
           -------------------
existing and in good standing under the laws of the State of Illinois, has full corporate power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets. LSR is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of its business or the ownership of its properties and where the failure to be so qualified, singly or in the aggregate, would have a material adverse effect on the business or financial condition of LSR. Each jurisdiction, if any, in which LSR is qualified to do business as a foreign corporation is listed on the Disclosure Schedule.

     3.2   Authorization.  LSR has all necessary corporate power and authority
           -------------
and has taken all corporate action necessary, and Layne has all necessary power and authority, to enter into this Agreement, to consummate the transactions contemplated hereby and to perform their respective obligations hereunder. This Agreement has been duly executed and delivered by each of LSR and Layne, and is a legal, valid and binding obligation enforceable against LSR and Layne in accordance with the terms except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar jaws, or by equitable principles, relating to or limiting the rights of creditors generally and (b) limitations imposed by law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies.

     3.3   No Conflict or Violation.  Except as described in the Disclosure
           ------------------------
Statement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of any of LSR's charter documents; (b) a breach of, or a default under, or constitute a basis for terminating any term or provision of any contract, agreement, indebtedness, lease to which LSR is a party or by which the Purchased Assets are bound; (c) a violation by LSR of any law, order or judgment; or (d) an imposition of any Encumbrance, restriction or charge on the Business or on any of the Purchased Assets.

     3.4   Consents and Approvals.  Except as set forth on the Disclosure
           ----------------------
Schedule, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be had or obtained by LSR or Layne in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

     3.5   Absence of Certain Changes or Events.  Since the Balance Sheet Date,
           ------------------------------------
there has not been any:

           3.5.1 change in LSR's condition (financial or otherwise), assets, liabilities, working capital, reserves, earnings, business or prospects, except for changes which have not, individually or in the aggregate, been materially adverse, and neither LSR nor Layne knows of any developments in the Business which could reasonably be expected to have a material adverse affect on the condition (financial or otherwise), earnings, business or prospects of the Business;

           3.5.2 failure to operate the Business in the ordinary course so as to use LSR's best efforts to preserve the business intact and to preserve for COMPS the goodwill of LSR's suppliers, customers and others having business relations with LSR;

           3.5.3 change in accounting methods or practices by LSR affecting its assets, liabilities or business;

           3.5.4 sale, assignment or transfer of any of the assets or properties of LSR, other than in the ordinary course of business, consistent with past practice; or

           3.5.5 any other event or condition which in any one case or in the aggregate has or might reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or prospects of the Business.

     3.6   Purchased Assets.  LSR has good and marketable title to the Purchased
           ----------------
Assets and, upon the consummation of the transactions contemplated hereby, COMPS will acquire good title to the Purchased Assets, free and clear of any Encumbrance of any sort whatsoever.

     3.7   Real Property.  LSR owns no Real Property.
           -------------

           3.7.1  Real Property Lease.  The Real Property Lease is the only
                  -------------------
lease, sublease or other occupancy agreement pursuant to which LSR occupies or uses real property in connection with the Business; with respect to the Real Property Lease:

           3.7.2 LSR has in all material respects performed all the obligations required to be performed by it through the date hereof with respect thereto.
The Real Property Lease is not in default, is in full force and effect and LSR enjoys peaceful and undisturbed possession of all the property covered by the Real Property Lease;

           3.7.3 LSR has and will transfer to COMPS at the Closing an unencumbered interest in the Real Property Lease, which lease is freely assignable by LSR to COMPS pursuant to this Agreement without any further action except for the consent of the landlord including, without limitation, the consent of, or payment of money or giving of notice to, any party;

           3.7.4 To the best of LSR and Layne's knowledge, all facilities leased thereunder have received all material approvals of governmental authorities (including licenses and permits and a certificate of occupancy or other evidence of lawful occupancy of the leased property) required in connection with the operation thereof, and have been operated and maintained in all material respects in accordance with applicable laws, rules and regulations;

           3.7.5 The facilities leased thereunder are supplied with utilities (including water, sewage, disposal, electricity, gas and telephone) and other services necessary for the operation of such facilities as currently operated;

           3.7.6 To the best of LSR and Layne's knowledge, there are no pending or threatened condemnation proceedings with respect to the property leased pursuant to the Real Property Lease, or pending or threatened litigation or administrative actions relating thereto;

           3.7.7 There are no subleases, licenses, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person the right to use or occupy such property leased pursuant to any Real Property Lease, or any portion thereof or interest therein;

           3.7.8 The improvements constructed on the leased property are in good operating condition and repair and, to the best of LSR and Layne's knowledge, they are without any material structural or mechanical defects of any kind; and

           3.7.9 LSR has not received notice of any special assessment relating to the leased property and has no knowledge of any pending or threatened special assessment.

     3.8   Equipment Lease.  The Equipment Lease is the only lease or other
           ---------------
agreement pursuant to which LSR utilizes personal property in connection with the Business. With respect to the Equipment Lease:

           3.8.1 LSR has in all material respects performed all the obligations required to be performed by it through the date hereof with respect thereto.
The Equipment Lease is not in default, is in full force and effect and LSR enjoys peaceful and undistributed possession of all the property covered by the Equipment Lease;

           3.8.2 LSR has and will transfer to COMPS at the Closing an unencumbered interest in the Equipment Lease, which lease is freely assignable by LSR to COMPS pursuant to this Agreement without any further action except for the consent of the Lessor including, without limitation, the consent of, or payment of money or giving of notice to, any party;

           3.8.3 There are no subleases, licenses, options, rights concessions or other agreements or arrangements, written or oral, granting to any person the right to use property leased pursuant to any Equipment Lease, or any portion thereof or interest therein.

     3.9   Financial Statements.  LSR has heretofore delivered to COMPS the
           --------------------
Financial Statements. The Financial Statements (i) are true, correct and complete, (ii) are in accordance with the books and records of LSR, (iii) have been examined by Roche, Scholz, Roche, Walsh, LTD, independent certified public
(iv) have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods covered thereby and (v) fairly and accurately present the consolidated assets, liabilities and financial position of LSR as of the date thereof and the consolidated results of operations and changes in cash flows for the periods then ended.

     3.10  Litigation.  There is no action, order, writ, injunction, judgment,
           ----------
decree, claim, suit, litigation, proceeding, labor dispute, arbitral action, investigation or similar dispute of any sort whatsoever (collectively, "Actions") outstanding or pending or, to the best knowledge of LSR and Layne, threatened or anticipated against, relating to or affecting (i) LSR, (ii) any benefit plan for employees of LSR or any fiduciary or administrator thereof,
(iii) Layne, or (iv) the transactions contemplated by this Agreement. LSR is not in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against LSR or its business or activities.

     3.11  Liabilities.  LSR has no liabilities or obligations (absolute,
           -----------
accrued, contingent or otherwise), which may have an effect on this transaction, except (i) liabilities which are reflected and reserved against on the Balance Sheet or (ii) Liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date.

     3.12  Compliance with Law.  LSR and the Business are in compliance with all
           -------------------
applicable laws, statutes, ordinances and regulations, whether federal, state or local, except where the failure to comply would not have a material adverse effect on the business, condition (financial or otherwise) or prospects of LSR. LSR has not received any written notice to the effect that, or otherwise been advised that, it is not in compliance with any of such statutes, regulations, orders, ordinances or other laws where the failure to comply would have a material adverse effect on the business, condition (financial or otherwise) or prospects of LSR, and LSR has no reason to anticipate that any presently existing circumstances are likely to result in violations of any such regulations which would, in any one case or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise) or prospects of LSR.

     3.13  No Brokers.  Neither LSR, Layne nor any other affiliate of LSR has
           ----------
paid, nor incurred any obligation to pay, any finder's fee, brokerage commission or similar payment of any sort whatsoever in connection with the transactions contemplated by this Agreement.

     3.14  No Other Agreements to Sell the Assets.  Neither LSR, Layne nor any
           --------------------------------------
other affiliate or Representative of LSR has any obligation, absolute or contingent, to any other person or firm to sell or encumber the Purchased Assets, to sell capital stock of LSR or to effect any merger, consolidation or other reorganization of LSR or to enter into any agreement with respect thereto, nor has any such party had any discussion with any third party regarding any of the foregoing.

     3.15  Tax Matters.
           -----------

           3.15.1 LSR is an S Corporation. LSR, any predecessor of LSR and all members for income tax purposes of any affiliated group of corporations of which LSR or any such predecessor corporation is or has been a member (collectively, the "Taxpayers") have duly filed all tax reports and returns required to be filed by them, including all federal, state, local and foreign tax returns and reports. The Taxpayers have paid in full all taxes required to be paid by such Taxpayers before such payment became delinquent. LSR has made adequate provision, in conformity with generally accepted accounting principles consistently applied, for the payment of all taxes which may subsequently become due. All taxes which any Taxpayer has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be duly paid to the proper taxing authority.

           3.15.2 The consolidated federal income tax returns of LSR and the federal income tax returns of each subsidiary of LSR whose results of operations are not consolidated in the federal income tax returns of LSR, have never been examined by the Internal Revenue Service. There are no audits known by LSR to be pending of LSR's tax returns, and there are no claims which have been or may be assorted relating to any of LSR's tax returns filed for any year which if determined adversely would result in the assertion by any governmental agency of any deficiency. There have been no waivers of statutes of limitations by LSR.

           3.15.3 For the purpose of this Agreement, any federal, state local or foreign income, sales, use, transfer, payroll, personal property, occupancy or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest or penalty thereon, is referred to as a "Tax."

     3.16  Employment Matters and Benefit Pans
           ------------------------------------

           3.16.1 Except as disclosed on the Disclosure Schedule, LSR has no obligation of any sort whatsoever pursuant to or in connection with any Employment Agreement or Employee Plan. All obligations to employees in respect of vacation, sick leave and other benefits are described in detail in Exhibit 1.2

           3.16.2 Since the Balance Sheet Date there has not been any (i) increase in the compensation payable or to become payable by LSR to any of its officers, employees or agents (collectively, "Personnel") whose total compensation for services rendered to LSR is currently at an annual rate of more than $20,000, except for normal periodic increases in the ordinary course of business consistent with past practice, (ii) any bonus, incentive compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any of the Personnel, (iii) any employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by LSR for any Personnel except pursuant to the existing plans and arrangements described in the Disclosure Schedule, (iv) any new Employment Agreement to which LSR is a party; or (vi) addition to or modification of the employee benefit plans, arrangements or practices described in the Disclosure Schedule affecting Personnel.

           3.16.3 At the option of COMPS, certain employee of LSR shall become employees of LSR-COMPS division. Immediately prior to the Closing, LSR shall terminate all of those employees who are to transfer to LSR-COMPS division and shall retain all liabilities in respect of such employees. At the Closing COMPS shall immediately hire so many of those employees as it shall, in its sole discretion, determine without the assumption of any prior obligation to such employees. COMPS makes no representation that any specific benefit will be maintained upon its hiring LSR employees and expressly reserves the right to alter the nature and/or amount of any or all of such benefits as a condition to hiring such employees.

     3.17  Insurance.  The Disclosure Schedule contains a complete and accurate
           ---------
list of all policies or binders of fire, liability, title, worker's compensation and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided) maintained by LSR on its business, property or Personnel. Such insurance provides coverage to the extent and in the manner (a) customary for the industry in which LSR is engaged and (b) as may be required by law and by any and all contracts to which LSR is a party. LSR is not in default under any of such policies or binders, and LSR has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. There are no outstanding unpaid claims under any such policies or binders. All policies and binders provide sufficient coverage for the risks insured against, are in full force and effect on the data hereof and shall be kept in full force and effect by LSR with respect to all insured events occurring on or prior to the Closing Date.

     3.18  Purchase Commitments and Outstanding Bids.  Except as set forth on
           -----------------------------------------
the Disclosure Schedule, LSR has no pending or outstanding commitments, bids or proposals to purchase any goods or services.

     3.19  Transactions with Certain Persons. Except as set forth on the
           ---------------------------------
Disclosure Schedule, no officer, director or employee of LSR or any member of any such person's immediate family is presently a party to any transaction with LSR relating to LSR's business, including without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from, or (iii) otherwise requiring payments to (other than for services as officers, directors or employees of LSR) any such person or corporation, partnership, trust or other entity in which any such person has a substantial interest as a shareholder, officer, director, trustee or partner.

     3.20  Environmental Quality. LSR has complied in all material respects with
           ---------------------
all federal, state, and local environmental protection laws and regulations and have not been cited for any violation of any such law or regulation. No material capital expenditures will be required for compliance with any applicable federal, state, or local laws or regulations now in force relating to the protection of the environment. There is no pending audit known to LSR or Layne or any of their officers by any federal, state, or local governmental authority with respect to groundwater, soil, or air monitoring; the storage, burial, release, transportation, or disposal of hazardous substances; or the use of underground storage tanks by LSR or relating to the Facilities. Neither LSR nor Layne has any agreement with any third party or federal, state, or local governmental authority relating to any such environmental matter or any environmental cleanup.

     3.21  Hazardous Conditions. There are no defective, unsafe or hazardous
           --------------------
conditions pertaining to the Purchased Assets or the locations in which any such Purchased Assets are installed or stored.

     3.22  Adequacy of Purchased Assets. The Purchased Assets are in good
           ----------------------------
operating condition and repair (ordinary wear and tear excepted), are all of the assets used currently in the Business or necessary for the operation of the Business in the ordinary course and consistent with past practice, and are in conformity in all material respects with all applicable laws, ordinances, orders, relations and other requirements (including applicable zoning, environmental, motor vehicle safety or standards, occupational safety and health laws and regulations) relating thereto currently in effect, except where the failure to conform would not have a material adverse effect on the business, condition (financial or otherwise) or prospects of LSR.

     3.23  Material Misstatements Or Omissions.  No representations or
           -----------------------------------
warranties by LSR or Layne in this Agreement, nor any document, exhibit, statement, certificate or schedule furnished to COMPS pursuant hereto, or in connection with the transactions contemplated hereby, contain or will contain any untrue statement of a material fact, or omit or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. LSR has disclosed all events, conditions and facts materially affecting the business, condition (financial or otherwise) or prospects of such LSR.

4.   REPRESENTATION AND WARRANTIES OF COMPS.  COMPS hereby represents and
     --------------------------------------
warrants to LSR as follows:

     4.1   Organization of COMPS. COMPS is a corporation duly organized, validly
           ---------------------
existing and in good standing under the laws of the State of Delaware, has full corporate power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets.

     4.2   Authorization.  COMPS has all necessary corporate power and authority
           -------------
and has taken all corporate action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by COMPS and is a legal, valid and binding obligation enforceable against COMPS in accordance with its terms except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, or by equitable principles, relating to or limiting the rights of creditors generally, and (b) limitations imposed by law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies.

     4.3   No Conflict or Violation.  Neither the execution and delivery of this
           ------------------------
Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of any of COMPS's charter documents; (b) a breach of, or a default under, or constitute a basis for terminating any term or provision of any contract, agreement, indebtedness or lease to which COMPS is a party or by which its assets are bound which breach or default would have a material adverse effect on the ability of COMPS to consummate the transactions contemplated hereby or (c) a violation by COMPS of any law, order or judgment.

     4.4   Consent and Approvals. Except as set forth on Schedule 4.4 hereto, no
           ---------------------
consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by COMPS in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

     4.5   Capitalization and Rights.  The authorized and outstanding capital
           -------------------------
stock of COMPS is as follows:

         Class                 Authorized              Outstanding
         -----                 -----------             -----------
         A common              22,500,000                4,773,860
         B common               2,500,000                        0
         Preferred              5,000,000                4,270,336

The preferred stock and the class B common stock are both convertible into class A common on a one to one basis.

     4.6   No Brokers. Neither COMPS nor any affiliate of COMPS has paid nor
           ----------
incurred any obligation to pay, any finder's fee, brokerage commission or similar payment of any sort whatsoever in connection with the transactions contemplated by this Agreement.

     4.7   Litigation. There is no action, order, writ, injunction, judgment,
           ----------
decree, claim, suit, litigation, proceeding, labor dispute, arbitral action, investigation or similar dispute of any sort whatsoever outstanding or pending or, to the best knowledge of COMPS, threatened or anticipated against, relating to, affecting or which would have reasonable potential to obstruct or prevent the consummation of the transaction contemplated by this Agreement.

5.   COVENANTS OF LSR AND COMPS. LSR and COMPS each covenant with the other as
     --------------------------
follows:

     5.1   Maintenance of Business Prior to Closing. LSR shall continue to carry
           ----------------------------------------
on its business in ordinary course and in accordance with past practice to reserve the business intact and to preserve for COMPS the goodwill of LSR's suppliers, customers and others having business relations with it and will not take any action inconsistent therewith or with the consummation of the Closing. Without in any way limiting the generality of the foregoing, LSR agrees that from the date hereof through the Closing Date, (a) it shall conduct and schedule its cash collected on operations consistent with past practice, (b) maintain the Purchased Assets in their current state of repair, ordinary wear and tear excepted, (c) maintain the insurance coverages and (d) it shall not sell, assign or transfer any of its assets or properties other than in the ordinary course of business, consistent with past practice.

     5.2   Key Employees.
           -------------

           5.2.1 Layne and Mark Fogarty ("Fogarty") shall agree to become employees of COMPS operating out of the Chicago office. Layne shall be the President of LSR-COMPS division and Regional Vice President of COMPS. Mr. Fogarty shall be the Systems Manager of LSR-COMPS division. Both Layne and Fogarty shall serve pursuant to the executive employment agreement of COMPS and each shall receive incentive stock options pursuant to COMPS" Incentive Stock Option Plan (the "Options") of the same type as those which are currently issued to other executives of COMPS. The form of employment agreement for Layne and Fogarty referred to above and the form of stock option agreement in respect of the Options for Layne and Fogarty referred to above are attached hereto as Exhibits 5.2.1A and 5.2.1B, respectively.

           5.2.2 The Options shall be in respect of 75,000 shares to Layne and 15,000 shares to Fogarty and shall be exercisable at $.30 per share for a period of 5 years. The Options shall vest at the end of the first year following the closing and as to 15,000 shares for Layne and 3,000 shares for Fogarty and a similar number of shares each year thereafter for the next four years.

           5.2.3  All options shall vest upon

                (a) the closing of any transaction in which all or substantially all of the assets of COMPS are sold to or COMPS is merged with an entity not owned or controlled by or under common control with COMPS; or

                (b) the effective date of a registration statement filed pursuant to the Securities Act of 1933, as amended, in respect of an underwritten public offering of the common shares of COMPS.

           5.2.4 The parties acknowledge that the issuance of the Options and the underlying shares is subject to the requirements of state and federal securities laws. As a condition precedent to their issuance, Layne and Fogarty shall agree to such restrictions and other requirements as shall be necessary in order for COMPS to meet the requirements for exemption from registration or other qualification under the federal securities laws and under any applicable state securities laws.

     5.3   Investigation by COMPS; Audits;
           ------------------------------

           5.3.1 LSR shall allow COMPS at its own expense during regular business hours to make such inspection of the Purchased Assets and to inspect and make copies of other contracts, Books and Records or information requested by COMPS and necessary for or reasonably related to the operation of the Business including historical financial information concerning the business and operations of LSR; provided, however, that any information obtained from LSR is
                   --------  -------
subject to the confidentially agreement entered into and dated April 28, 1995.

           5.3.2 COMPS intends to enter the real estate information market in the Chicago area in the very near future. It recognizes that despite the best efforts of the parties to consummate the transaction contemplated by this agreement, it may not be possible to complete the sale. This being the case and since COMPS wishes to avoid any possible question concerning its use of the proprietary information of LSR, COMPS does not intend to review LSR customer list nor LSR real estate information database in connection with its due diligence investigation nor will it review any of the proprietary techniques of LSR unless believes that a Closing is a certainty. However, COMPS reserves the right to make such an investigation and LSR agrees that if COMPS should make a specific written request to do so, it will assist COMPS to undertake the investigation in such a way that there can be no significant potential that COMPS could realistically be placed in a position to use LSR proprietary information in connection with its independent entry into the Chicago market.

     5.4   Notification of Certain Matters.  LSR shall give prompt notice to
           -------------------------------
COMPS, and COMPS shall give prompt notice to LSR, of (i) the occurrence, or failure to occur, of any event the occurrence or failure of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate any time from the date hereof to the Closing Date and (ii) any failure of LSR or COMPS, as the case may be, to comply or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. Each party shall use all reasonable efforts to remedy any failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     5.5   No Mergers, Consolidations, Sale of Stock, Etc.    Except for
           ----------------------------------------------
negotiations between Layne and Joe Lyng for the acquisition by Layne of the shares of LSR owned by Joe Lyng, neither LSR, Layne nor any other affiliate or Representative of LSR will, directly or indirectly, solicit any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to the sale or exchange of its capital stock or the merger of LSR with, or any direct or indirect disposition of any amount of

LSR's assets or business to, any person other than COMPS or provide any assistance or any information to or otherwise cooperate with any person in connection with any such inquiry, proposal or transaction. In the event that LSR receives an unsolicited offer for such a transaction or obtains information that such an offer is likely to made, LSR will provide COMPS with notice thereof as soon as practical after receipt, including the identity of the prospective purchaser or soliciting party.

6.   CONDITIONS TO LSR'S AND LAYNE's OBLIGATIONS.  The obligations of LSR and
     -------------------------------------------
Layne to consummate the transactions provided for hereby are subject, in the reasonable discretion of LSR, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

     6.1   Representations, Warranties and Covenants.  All representations and
           -----------------------------------------
warranties of COMPS contained in this Agreement shall be true and correct at and as of the Closing Date and COMPS shall have performed all agreements and covenants required to be performed by it prior to or at the Closing Date.

     6.2   No Governmental Proceedings or Litigation.  No action by any
           -----------------------------------------
governmental authority shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected materially to damage LSR if the transactions contemplated hereunder are consummated.

     6.3   Certificates.  COMPS will furnish LSR with such certificates of its
           ------------
officers and others to evidence compliance with the conditions set forth in this
Section 6 as may be reasonably requested by LSR.

     6.4   Delivery at the Closing.  COMPS shall deliver to LSR the Asset Price
           -----------------------
comprised of the cash, certified check or other immediately available funds and the Note referred to in section ? and shall deliver to Layne and Fogarty the employment agreements and stock option agreements referred to in section 5.2.1

     6.5   Opinion of Counsel.  COMPS shall have delivered to LSR an opinion of
           ------------------
Monroe & Dostart counsel to COMPS, dated as of the Closing Date, in form and substance satisfactory to LSR, to the effect that: [To Come].

7.   CONDITIONS TO COMPS's OBLIGATIONS.  The obligations of COMPS to consummate
     ---------------------------------
the transactions provided for hereby are subject, in the reasonable discretion of COMPS, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

     7.1   Representations, Warranties and Covenants.  All representations and
           -----------------------------------------
warranties of LSR and Layne contained in this Agreement shall be true and correct at and as of the Closing Date and LSR shall have performed all agreements and covenants required to be performed by it prior to or at the Closing Date.

     7.2   No Governmental Proceedings or Litigation.  No action by any
           -----------------------------------------
governmental authority shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected materially to damage COMPS if the transactions contemplated hereunder are consummated.

     7.3   Opinion of Counsel.  LSR shall have delivered to COMPS an opinion of
           ------------------
Burke, Warren and MacKay, counsel to LSR, dated as of the Closing Date, in form and substance satisfactory to COMPS, to the effect that: [To Come].

     7.4   Certificates.  LSR will furnish COMPS with such certificates of its
           ------------
officers and others to evidence compliance with the conditions set forth in this
Section 7 as may be reasonably requested by COMPS.

     7.5   Conveyancing Documents. LSR shall have executed and delivered each of
           ----------------------
the documents described in Section 2.2 so as to effect the transfer and assignment to COMPS of all right, title and interest in and to the Purchased Assets.

8.   COVENANT NOT TO COMPETE.  As an inducement for COMPS to enter into this
     -----------------------
Agreement, each of LSR and Layne shall execute and deliver to COMPS a three-year covenant not to compete in the form attached as Exhibit 8.

9.   ACTION BY  LSR AND COMPS AFTER THE CLOSING
     ------------------------------------------

     9.1   Books and Records.  Each party agrees that it will cooperate with and
           -----------------
make available to the other party, during normal business hours, all Books and Records, information and employees retained and remaining in existence after the Closing Date which are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose. The party requesting any such Books and Records, information or employees shall bear all of the out-of-pocket costs and expenses reasonably incurred in connection with providing such Books and Records, information or employees.

     9.2   Survival of Representations.  The representations and warranties of
           ---------------------------
COMPS, LSR and Layne contained herein shall survive the Closing Date until the date that is 18 months following the Closing Date, without regard to any investigation made by any of the parties hereto.

     9.3   Indemnification.
           ---------------

           9.3.1  By LSR and Layne.  LSR and Layne shall, jointly and severally,
                  ----------------
indemnify, save and hold harmless COMPS, its affiliates and its and their respective Representatives, from and against any and all Damages, incurred in connection with, arising out of, resulting from or incident to (i) any breach of any covenant, representation, warranty or agreement or the inaccuracy of any representation, made by LSR and Layne in or pursuant to this Agreement; or (ii) any liability, obligation or commitment of any nature (absolute, accrued, contingent or otherwise) of LSR and Layne and relating to the Business and arising out of transactions entered into or events occurring prior to the Closing.

           9.3.2  By COMPS. COMPS shall indemnify and save and hold harmless LSR
                  --------
and Layne, its affiliates and subsidiaries, and its and their respective Representatives from and against any and all Damages incurred in connection with or arising out of or resulting from any (i) breach of any covenant or warranty, or the inaccuracy of any representation, made by COMPS in or pursuant to this Agreement or (ii) any liability, obligation or commitment of any nature (absolute, accrued, contingent or otherwise) relating to the Business and arising out of transactions entered into or events occurring subsequent to the Closing.

           9.3.3  Assistance.  The parties shall cooperate with one another in
                  ----------
all reasonable respects, at their own cost, risk and expense, in the investigation, prosecution, trial, and defense of any lawsuit, claim, proceeding, arbitration or action that is subject to indemnification hereunder.

           9.3.4  Defense of Claims.  If any lawsuit or enforcement action is
                  -----------------
filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) days after the service of the citation or summons); that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense unless (i) the indemnifying party has failed to assume the defense of such action or proceeding or (ii) the named parties to such action or proceeding include both of the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, and to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the indemnifying party, such consent not to be unreasonably withheld. If the indemnifying party fails to assume the defense of such claim within 15 days after receipt of notice of the claim pursuant to this Section 9.3, the indemnified party against which such claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party; that such claim shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the indemnified party assumes defense of the claim, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this
Section 9.3 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement of judgment.

           9.3.5  COMPS Right of Offset.
                  ---------------------

                (a) Anything in this Agreement to the Contrary notwithstanding, COMPS may withhold from any amount which COMPS is obligated to indemnify LSR and/or pursuant to any provision of this Section 9.3, an amount equal to any Damages which it deems to be due to it from LSR and/or Layne (but may not exercise a right of offset except as provided in subsection (b), below).

                (b) COMPS shall have the right to exercise an offset against any amount which it has with held as provided above if

                (l)  there is no dispute as to the amount due;
                (2)  LSR and Layne agree to the offset; or
                (3) any controversy concerning the amount due is arbitrated in accordance with Section 10.9 and resolved in favor of COMPS.

           9.3.6  Damages.  The term "Damages" as used in this Section 9.3 shall
                  -------
mean all costs, losses (including, without limitation, diminution in value), Taxes, diminutions in value, liabilities, damages, lawsuits, deficiencies, claims and expenses (whether or not arising out of third-party claims), including without limitation, interest, penalties, costs of mitigation, clean-up or remedial action, lost profits and other losses resulting from any shutdown or curtailment of operations, damages to the environment, attorneys" fees and all amounts paid in investigation, defense or settlement of any of the foregoing. Damages are not limited to matters asserted by third parties against LSR and Layne or COMPS, but include Damages incurred or sustained by LSR and Layne or COMPS in the absence of third party claims. Payments by LSR and Layne or COMPS of amounts for which they are indemnified hereunder shall not be a condition precedent to recovery. The parties" obligation to indemnify one another shall not limit any other rights, including without limitation, rights of contribution they may have with respect to each other under statute or common law.

     9.4   Single Family Residence Data.   After the Closing, COMPS proposes to
           ----------------------------
sell that portion of the Business which currently provides single family residence data to Market Data Center, Inc. If it can be sold as a unit/system to Market Data Center, Inc. or REIC or some other person or entity, the net proceeds of the sale will be shared 50% with LSR.

10.  MISCELLANEOUS.
     -------------

     10.1  Termination.  This Agreement may be terminated at any time prior to
           -----------
Closing:

                (a) by LSR, if any condition precedent to LSR's obligations hereunder is not satisfied and such condition is not waived by LSR at or prior to the Closing Date;

                (b) by COMPS, if any condition precedent to COMPS's obligations hereunder is not satisfied and such condition is not waived by COMPS at or prior to the Closing Date;

                (c) by either party, in the event the Closing has not taken place by sixty days from the date specified in Section 2.1 as the Closing Date;

in which case, COMPS or LSR, as the case may be, may terminate this Agreement at its option by notice to the other party. In the event of the termination of this Agreement by either party as above provided, neither party shall have any liability hereunder of any nature whatsoever to the other party, including any liability for damages, unless either party is in default under its obligations hereunder, in which event the party in default shall be liable to the other party for such default. In the event that a condition precedent to its obligations is not satisfied, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Closing.

     10.2  Risk of Loss.
           ------------

           10.2.1  Personal Property.  Until the Settlement Time, all risk of
                   -----------------
loss or damage to the personal property included in the Purchased Assets shall be borne by LSR, and thereafter shall be borne by COMPS. If any material portion of such personal property is destroyed or damaged by fire or any other cause prior to the Settlement Time, LSR shall promptly give notice to COMPS of such damage or destruction and the amount of insurance, if any, covering said personal property. Prior to the Settlement Time, COMPS may exclude said property from this Agreement by providing notice as soon as possible, but not less than 24 hours prior to the Closing Date, in which event the Asset Price shall be reduced by the amount allocated to such damaged or destroyed property, as mutually agreed between the parties. After the Settlement Time, any such insurance proceeds shall belong, and to the extent necessary shall be assigned, to COMPS without any reduction in the Asset Price.

           10.2.2  Leased or Owned Real Property.  If after the Settlement Time,
                   -----------------------------
there is any fire, other casualty loss or condemnation (a "Destruction") affecting any of the facilities covered by the Real Property Lease, the risk of loss of such property shall be borne by COMPS, and any insurance proceeds with respect to such property shall belong to COMPS, without any reduction in the Asset Price. If between the date hereto and the Settlement Time there is any Destruction affecting any of the facilities covered by the Real Property Lease, then:

                (a) COMPS may refuse to accept any such property, and this Agreement shall be terminated as to said property, unless LSR agrees to restore
                                                   ------
or repair such destroyed or damaged property in which latter event any insurance proceeds shall be retained by LSR and LSR shall complete said repairs and restoration within a reasonable time not to exceed nine (9) months after the date upon which LSR notified COMPS of its election to repair or restore said property pursuant to this Section.

                (b) If, pursuant to this Section, this Agreement is terminated with respect to any of the facilities covered by the Real Property Lease, the parties hereto shall be relieved of any further obligations or liabilities under this Agreement with respect to such property and any related leasehold improvements, fixtures and equipment and inventory, and the Asset Price shall be reduced by the amount allocated to such Purchased Assets.

     10.3  Notices.  Any notice of any sort to be given hereunder by either
           -------
party to the other shall be in writing and delivered as follows:

           If to LSR, addressed to:

           Land Sales Resource
           622 Executive Drive
           Willowbrook, IL 60521

           Attention:  Ms. Kitty Layne, President & CEO

           cc:  Chris Manning, Esq.
                Burke, Warren and MacKay, P.C.
                22 W. Washington, 24th floor
                Chicago, IL 60606

           If to Layne, addressed to:

           Ms. Kitty Layne
           President & CEO
           Land Sales Resource
           622 Executive Drive
           Willowbrook, IL 60521

           If to COMPS, addressed to:

           COMPS InfoSystems, Inc.
           9888 Carroll Center Road, Suite 100
           San Diego, CA 92126

           Attention:  Mr. Chris Crane

           cc:  Jerry W. Monroe, Esq.
                Monroe & Dostart
                9191 Towne Centre Drive, Suite 270
                San Diego, CA 92122

or to such other place and with such other copies as either party may designate as to itself by written notice to the other.

     10.4  Choice of Law.  This Agreement shall be construed, interpreted and
           -------------
the rights of the parties determined in accordance with the laws of the State of California, without reference to the choice of law provisions thereof.

     10.5  Entire Agreement; Amendments and Waivers.  This Agreement, together
           ----------------------------------------
with all exhibits and schedules hereto, constitutes the complete, final and exclusive statement of the terms of the agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions of the parties. No modification or rescission of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     10.6  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.7  Expenses.  Except as expressly provided herein with respect to sales
           --------
taxes, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

     10.8  Invalidity.  In the event that any one or more of the provisions
           ----------
contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     10.9  Arbitration and Venue.  Any controversy or claim arising out of or
           ---------------------
relating to this Agreement or the making, performance or interpretation thereof shall be submitted to arbitration in San Diego, California, pursuant to the rules and procedures of the American Arbitration Association before a panel of three arbitrators. The ruling of the arbitrator shall be final, and judgment thereon may be entered in any court having jurisdiction. If any question is submitted to a court of law for resolution, then the Superior Court of the County of San Diego, California, or the United States District Court having jurisdiction in the County of San Diego, shall be the exclusive court of competent jurisdiction for the resolution of such question. The costs of an arbitration or any litigation whether the same shall arise either in connection with or apart from the arbitration shall be borne by the party against whom he award is granted. Each party shall be entitled to pre-hearing discovery as provided in California Code of Civil Procedure Section 1283.05.

     10.10  Public Announcements.  Neither COMPS, LSR, Layne nor any of their
            --------------------
respective affiliates shall issue any press release or make any public statement regarding the transactions contemplated hereby, without the prior written approval of the other parties hereto.

     10.11  Construction.  No provision of this Agreement shall be construed in
            ------------
favor of or against any party on the ground that such party or its counsel drafted the provision. Any remedies provided for herein are not exclusive of any other lawful remedies which may be available to either party. This Agreement shall at all times be construed so as to carry out the purposes stated herein.

     10.12  Section and Other Headings.  The section and other headings
            --------------------------
contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     10.13  Schedules and Exhibits Not Attached.  The Schedules and Exhibits
            -----------------------------------
hereto are sometimes referenced as being "attached" to his Agreement. In fact, such Exhibits are compiled separately in a document entitled " SCHEDULES AND EXHIBITS TO THE ASSET PURCHASE AGREEMENT BETWEEN COMPS INFOSYSTEMS, THE LAND SALES RESOURCE AND KITTY LAYNE." In some instances, because of the exigencies of time, Schedules or Exhibits may not have been provided at the time of execution of this Agreement. All Schedules and Exhibits will be provided to COMPS not later than the midpoint in the time between the execution of this Agreement and the Closing Date. At any time within 15 business days after any Schedule or Exhibit is provided to COMPS, COMPS may object to its form or content and shall have the right to terminate this Agreement without liability unless amended to its satisfaction within 5 business days from the time of such objection.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


COMPS InfoSystems, Inc.                Land Sales Resource


By: /s/ CHRIS CRANE                    By: /s/ KITTY LAYNE
   ------------------------------         ----------------------------
     Chris Crane                            Kitty Layne
     President                              President & CEO

                                       By: /s/ Kitty Layne
                                          ----------------------------
                                            Kitty Layne

                                  APPENDIX I

                                  Definitions
                                  -----------

     As used herein, the terms below shall have the following meanings.   Any of
these terms, unless the context otherwise requires may be used in the singular or plural, depending upon the reference.

     "Balance Sheet" shall mean the audited balance sheets of LSR as of April
      -------------
30, 1995 and May 31, 1995, together with the notes thereon and the related report of Roche, Scholz, Roche, Walsh, LTD, LSR's certified public accountants.

     "Balance Sheet Data" shall mean May 31, 1995.
      ------------------

     "Benefit Arrangement" shall mean any employment, consulting, severance or
      -------------------
other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement, or commitment providing for insurance coverage (including any self-insured arrangements), workers" compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c) (9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not a Welfare Plan, Pension Plan or Multi-employer Plan, (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company or an ERISA Affiliate or under which the Company or any ERISA Affiliate may incur any liability, and (C) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

     "Books and Records" shall mean (i) all records and lists pertaining to the
      -----------------
Purchased Assets, (ii) all records and lists pertaining to the business, customers, suppliers or personnel of LSR, (iii) all product, business and marketing plans of LSR, and (iv) all books, ledgers, files, reports, plans, drawings and operating records of every kind maintained by LSR.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.
      ----

     "Disclosure Schedule" shall mean the disclosure schedule attached hereto.
      ---------------------

     "Employee Plans" shall mean all Benefit Arrangements, Multi-employer Plans,
      --------------
Pension Plans and Welfare Plans.

     "Encumbrances" shall mean any claim, lien, pledge, option, charge,
      ------------
easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of a third party, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "ERISA Affiliate" shall mean any entity which is (or at any relevant time
      ---------------
was) a member of a "controlled group of corporations" with or under "common control" with the Company as defined in Section 414(b) or (c) of the Code.

     "Facilities" shall mean the Real Property and any facilities covered by any
      ----------
Real Property Lease.

     "Financial Statements" Unaudited financial statements at April 30, 1995
      --------------------
and May 31, 1995.

     "Leased Property" shall mean all property leased pursuant to the Real
      ---------------
Property Leases.

     "Multi-employer Plan" shall mean any "multi-employer plan, as defined in
      -------------------
Section 4001(a) (3) of ERISA, (A) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

     "Pension Plan" shall mean any "employee pension benefit plan" as defined in
      ------------
section 3(2) of ERISA (other than a Multi-employer Plan) (A) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may Incur any liability and (B) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

     "Representative" of a party shall mean any officer, director, principal,
      --------------
attorney, agent, employee or other representative of such party.

     "Settlement Time" shall mean 5:00 p.m. Pacific Daylight time on the Closing
      ---------------
Date.

     "Welfare Plan" shall mean any "employee welfare benefit Plan" as defined in
      ------------
Section 3(1) of ERISA, (A) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

                         SCHEDULES AND EXHIBITS TO THE
                        ASSET PURCHASE AGREEMENT BETWEEN
        COMPS INFOSYSTEMS, INC., THE LAND SALES RESOURCE AND KITTY LAYNE

Exhibits:
       1.1.2   Real Property Leases
       1.1.3   Equipment Leases
   2.2.1 (1)   Assignment and Assumption Agreement
   2.2.1 (2)   Assignment of Real Property Lease
   2.2.1 (3)   Assignment of Equipment Lease
           8   Covenant Not To Compete
Schedules:
         1.1   Purchased Assets
       1.1.1   Detail of Assets Described in Paragraph 1.1.1
       1.1.6   Machinery, Equipment, Furniture, Fixtures, Vehicles, Office
               Equipment, Supplies, Tools, Inventory and Parts
         1.2   Liabilities
         1.4   Allocation of Asset Purchase Price

                                                                Exhibit 1.1.2(1)


                                     LEASE

     THIS LEASE, made September 19, 1991 between Willowbrook Office an Illinois limited partnership, sole beneficiary of American National Bank and Trust Company of Chicago, as Trustee under Trust Agreement dated March 1, 1979 and known as Trust No. 46058 (herein called Lessor), and THE LAND SALES RESOURCE, INC. (herein called Lessee), whereby Lessee has leased from Lessor, and Lessor has demised to Lessee, certain premises containing approximately 1,352 square feet, and designated as Unit 9N (herein called Leased Premises), as outlined in red on the attached (Exhibit A) building floor plan, in the building (herein called Building) on Lot 1 in the Resubdivision of Lot 35 in Willowbrook Executive Plaza, Willowbrook, Illinois situated on a parcel of ground (herein called Site), the vacant portion of which is improved with parking areas, driveways and landscaping.

     The Lease term will be for a term of 5 years 6 months and will commence on November 1, 1991 and terminate April 30, 1997 (herein called Lease Term).

     The term rental will be $77,063.94 (herein called Term Rent) payable monthly in advance in installments of $___*____ each (herein called Monthly installments). "Lessee's Proportionate Share" as such term is hereinafter used shall be 2.67%. Lessee has deposited with Lessor's beneficiary the sum of $2,478.66 as Security Deposit. Leased Premises shall be used only for

                                General Office
--------------------------------------------------------------------------------
(herein called the Specified Use). "Holdover Rental" as such term is hereinafter used, shall be the amount of the Monthly Installment for the last month of the Lease Term divided by fifteen. Until otherwise notified in writing by Lessor, the Term Rental, Monthly Installments and all other sums to be paid by Lessee to Lessor hereunder shall be made payable to the order of Wiskes/Abaris Willowbrook Office Partnership, 650 Executive Drive, Willowbrook, Illinois 60521.

     IN WITNESS WHEREOF, the parties have executed this Lease the day and year first above written, intending thereby to incorporate and include therein, all terms, conditions and provisions contained In Sections 1 through 27 attached hereto as though the said Sections had been hereinbefore fully set forth.

LESSOR:                               LESSEE:

Willowbrook Office Partnership        THE LAND SALES RESOURCE, INC.
                                      7701 S. Grant St.
                                      Burr Ridge, Ill.  60521

By: /s/ DON J. WISKES                 By: /s/ KITTY LAYNE,   President
   ------------------------------        ------------------------------
General Partner                       (Title)

11-1-91--4-30-92...   0               ATTEST:
5-1-92---10-31-94..$1,239.33/mo.      /s/ [ILLEGIBLE] MILLER
11-1-94--10-31-95.. 1,295.67/mo.      ---------------------------------
11-1-95--4-30-97... 1,352.00/mo.      (Title)

                                      ADDRESS OF LESSEE:
                                      622 Executive Drive
                                      Willowbrook, Illinois  60521

                                                              9/19/91         #1

 INITIAL
----------

 Landlord

  Tenant
----------

IN CONSIDERATION WHEREOF, THE PARTIES HERETO COVENANT AND AGREE AS FOLLOWS:

Section 1.   RENTAL

        1.1 Lessee agrees to pay the Term Rent to Lessor in Monthly Installments payable one each in advance on or before the first day of every calendar month of the Lease Term, in lawful money of the United States or by good check or draft (subject to collection)

        1.2 Lessee shall pay to Lessor, as additional rental, (a) Lessee's Proportionate Share of the amount by which the general real estate taxes payable during each year of the Lease Term, on the Building and Site of which Leased Premises are a part exceed the amount of .80 cents per square foot of Building and (b) Lessee's Proportionate Share of installments of special assessments, if any, payable during each year of the Lease Term applicable to the Building and Site of which the Leased Premises are a part. Lessee shall not be liable for any special assessments for improvements completed prior to the commencement date of the Lease Term, nor for any income or other taxes, of the Lessor.

        1.3 Lessee shall pay to Lessor as additional rental for each year of the Lease Term Lessee's Proportionate Share of the amount by which the cost of common area maintenance (as hereinafter defined) incurred by Landlord during such year exceeds .41 cents per square foot of Building. Common area maintenance includes the operation, repair and replacement of parking areas, driveways, sidewalks, landscaped areas, drainage facilities and exterior lighting on the Site, and, without limiting the generality of the foregoing, snow and ice removal from and sweeping of the parking areas, driveways and sidewalks.

        1.3   A.   Insurance.  Lessee shall pay to Lessor as additional rental for each year of the lease term Lessee's proportionate share of the amount by which the premium cost of Lessor's extended coverage insurance, with all endorsements, on all public liability and property damage insurance exceeds $.0849 per square foot of building.

        1.4 Lessor shall submit to Lessee annual statements showing the computations of the amount of Lessee's liability, if any, under Sections 1.2 and
1.3 which amount Lessee shall pay to Lessor on or before thirty (30) days immediately following delivery of such statement. Such amounts shall be prorated as of the commencement date for the first year of the Lease Term and as of the termination date for the last year of the lease Term.

        1.5 The Term Rent and additional rental shall be paid by Lessee promptly when due, without any deduction or setoff whatsoever. Any such amount not paid when due shall bear interest at the rate of 18% per annum from the due date until paid.

Section 2.   SECURITY DEPOSIT

        2.1 The Security Deposit may be applied by Lessor the purpose of curing any default or defaults of Lessee under this Lease. If said sum or any part thereof is used, applied or retained in curing any such default, Lessee shall, upon demand, immediately deposit with Lessor an amount in cash equal to the amount so used, applied or retained. Default by lessee in paying to Lessor any amount required to restore the Security Deposit after any application thereof, shall afford to Lessor the same remedies as in the default of the payment of the rent. If Lessee has not defaulted hereunder, or if Lessor has not applied said sum to said default, then the Security Deposit or any portion thereof not so applied by Lessor shall be paid to Lessee within thirty (30) days after the termination of this Lease, provided Lessee has surrendered possession of the Leased Premises in accordance with the provisions of this Lease. In the event of a bona-fide sale of the Site and the Building, Lessor shall have the right to transfer the Security Deposit to the purchaser to be held, under the terms of this Lease and, in such event, Lessor shall be released from all liability for the return of such Security Deposit to Lessee.

Section 3.   UTILITY SERVICES

        3.1 Lessee shall promptly pay for all public utilities rendered or furnished, and metered to the Leased Premises during the term of this Lease. Lessee shall not waste or permit the waste of water, or use the water for any purpose other than those stated. Lessor periodically will bill Lessee for Lessee's Proportionate share of all water bills received by Lessor for water metered to the Building and Lessee shall pay such amount not later than the date for the next Monthly Installment. Lessee may, at its own cost, install a submeter to meter water delivered to the Leased Premises and in such event Lessee shall be free of the restrictions regarding water usage and shall pay Lessor for water used according to meter readings (at the rate charged by the supplier of such water) in lieu of paying the aforesaid percentage of bills for all water metered to the Building. All leases heretofore or hereafter executed with respect to premises in the Building will contain identical restrictions with respect to the use, misuse or wasting of water, except where the Lessee installs a submeter at its cost (and such submetered water will be deducted prior to computing Lessee's obligation for such water bills). Lessor shall not be liable for damages, by abatement of rent or otherwise, for interruption of failure of or delay in, furnishing any service or utility, whether the responsibility of Lessor or of others, when the same is occasioned by causes beyond the reasonable control of Lessor, and no such interruption, failure or delay shall be deemed an eviction or disturbance of Lessee's use of the Leased Premises.

Section 4.   USE

        4.1 Lessee may use the Leased Premises for the Specified Use. Lessee shall not injure, overload, deface or otherwise harm Site, Building or Leased Premises nor permit the same; nor commit any nuisance; nor permit the emitting of any objectionable noise or odor; nor burn any trash or refuse thereon or therein; nor manufacture, sell, display, distribute or give away any alcoholic liquors or beverages; nor make or permit any use of Leased Premises which is improper, offensive or contrary to any law or ordinance, or which will invalidate or increase the cost of any Lessor's insurance (including the keeping or storage of any article of dangerous, inflammable or explosive character) or which would increase the danger of fire in Leased Premises or in the Building; nor obstruct or permit the obstruction of driveways, walks, parking areas and other common areas of Site.

        4.2 Lessee shall not exhibit, inscribe, paint or affix any sign, advertisement, notice or other lettering (hereinafter referred to as "signs") on any part of the Site, exterior of the Building, or in the windows, without the express prior written consent of Lessor, which consent will not be unreasonably withheld. Lessor shall have, at any time and from time to time, the right to establish rules and regulations setting forth uniform characteristics for all signs on the Building and Site, and Lessor's refusal to consent to any sign not meeting such characteristics shall not be deemed to be unreasonable. In the event of the violation of the foregoing, Lessor may remove same without any liability, and may charge the expense incurred by such removal to Lessee. Subject to applicable laws, ordinances and regulations, Lessee may, however, place a sign on the front door of Leased Premises which sign shall be installed by Lessor at the expense of Lessee, and shall be (i) for identification purposes only; (ii) uniform with all other such signs on Building; and (iii) of a size, color and style acceptable to Lessor.

Section 5.   CONDITION OF PREMISES

        5.1 Lessee's taking possession of the Leased Premises shall be conclusive evidence that Leased Premises were in good order and satisfactory condition when Lessee took possession, with the exception of those items if any, detailed in a written list executed by Lessor and Lessee at or prior to acceptance of possession. No promise of Lessor to alter, remodel, complete or improve Leased Premises or Building or Site, and no representation concerning the condition of Leased Premises or Building or Site have been made by Lessor to

Lessee unless same is contained herein or is contained in agreed plans and specifications signed by both parties. At the termination of this Lease by lapse of time or otherwise, Lessee shall return Leased Premises in good order and condition, loss or damage by fire or other casualty, conditions which are the responsibility of Lessor to repair pursuant to the terms of Section 6.1 hereof, and ordinary wear and tear excepted.

Section 6.   MAINTENANCE AND ALTERATIONS

        6.1 Maintenance. Lessor shall keep and maintain the roof and structural members of the Building of which the Leased Premises are a part, and the parking lot, sidewalks and landscaping on the Site in good order and repair, except for loss by fire or other casualty covered by Section 9 of this Lease, and shall remove snow accumulations from the parking lot and sidewalks. Lessee shall keep and maintain the balance of the exterior and the entire interior of the Leased Premises clean and sanitary and in good condition and repair including, without limitation, any necessary replacements (and further including, without limitation, necessary interior painting and window replacement). Lessee shall fully comply with all health and police regulations in force and shall conform with the rules and regulations of fire underwriters or their fire protection engineers. Lessor will obtain the qualified Contractor to inspect and maintain the HVAC equipment at Lessee's premises. Lessor will bill Lessee monthly commencing November 1, 1991. The cost will be $35.00 per month and will be billed and payable with your monthly rent. Lessee shall promptly remove any debris left in the parking area or other exterior areas of the Site by Lessee, its employees, agents or contractors.

        6.2 Alterations. Lessee shall not create any openings in the roof or exterior wails, nor shall Lessee make any alterations or additions to the Leased Premises. Lessee shall make all additions, improvements, alterations and repairs on the Leased Premises and on and to the appurtenances and equipment thereof required by any governmental authority or which may be made necessary by the act or neglect of any person, firm or corporation (public or private). Upon completion of any work by or on behalf of Lessee, Lessee shall provide Lessor with such documents as Lessor may require (including, without limitation, sworn contractor's statements and supporting lien waivers) evidencing payment in full for such work.

Section 7.   INDEMNIFICATION AND RELEASE OF CLAIMS

        7.1 Lessee will at all times hold Lessor, its beneficiaries and the management of the Building harmless and indemnified against any loss, damage, cost, expense or liability resulting to any person or property by reason of any use which may be made of the Leased Premises or any part thereof, or by reason of any act or thing done or omitted to be done in, upon or about Leased Premises or any part thereof, unless such loss, damage, cost, expense or liability shall be caused by the sole negligence of Lessor; and Lessee will hold Lessor and Site, Building and Leased Premises harmless, indemnified and free and clear of any and all claims, demands, penalties, liabilities, judgments, costs and expenses, including reasonable attorneys' fees, arising in connection with any use of Leased Premises by Lessee or its employees, agents or servants.

        7.2 Only to the extent that such business interruption, loss or damage to property or injury to or death of persons is covered by insurance, neither Lessor nor Lessee shall be liable to the other for any business interruption or any loss or damage to property or injury to or death of persons occurring on Site, in Building or in Leased Premises or in any manner growing out of or connected with the Lessee's use and occupation of Leased Premises, Building and Site, or the condition thereof, whether or not caused by the negligence or other fault of Lessor or Lessee, or of their respective agents, employees, subtenants, licensees, or assignees. Nothing herein shall be construed to impose any other or greater liability upon either Lessor or Lessee than would have existed in the absence of this Section 7.2. This release shall be in effect only so long as the applicable insurance policies contain a clause to the effect that this release shall not affect the right of the insured to recover under such policies. Such clauses shall be obtained by the parties whenever possible. The release in favor of Lessor contained herein, is in

 INITIAL
----------

 Landlord

  Tenant
----------
addition to, and not in substitution for, or in diminution of the hold harmless and indemnification provisions of Section 7.1 hereof.

Section 8.    INSURANCE

        8.1 At all times during the Lease Term Lessee shall, at its sole cost and expense, maintain:

              (a) Comprehensive General Public Liability Insurance against claims for personal injury, death or property damage occurring in connection with the use and occupancy of Leased Premises, naming Lessee and Lessor, Lessor's beneficiaries and the management of Building as the named insureds, such insurance to afford protection to the limit of not less than Five Hundred Thousand ($500,000.00) Dollars in respect to injury or death of a single person, and to the limit of not less than One Million ($1,000,000.00) Dollars in respect to any one accident, and to the limit of not less than One Hundred Thousand ($100,000.00) Dollars in respect to property damage.

              (b) Steam Boiler Insurance an all steam boilers, pressure tanks and other such apparatus, if any shall, from time to time, be installed on Leased Premises, in such amount as Lessor may from time to time reasonably require.

              (c) At all times when any work is in process in connection with any change or alteration being made by Lessee, Lessee shall maintain Workmen's Compensation insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Lessor or its beneficiaries, as well as Lessee or Leased Premises.

        8.2 Lessee shall furnish Lessor with a duplicate certificate or certificates of such insurance and not less than ten (10) days prior to the expiration date of any policy, will furnish Lessor with a new policy or certificate therefor or a renewal thereof, in substitution of the expiring policy. Each such policy which Lessee is required to procure and maintain hereunder shall be issued by insurers of recognized responsibility licensed to do business in Illinois, and shall contain an agreement or endorsement that it will not be cancelled by the insurer without at least ten (10) days' prior written notice to Lessor.

        8.3 Lessee will not do, suffer or permit any act or omission, whether upon Leased Premises or otherwise, which might or would result in voiding or impairing the obligation of any such policy of insurance.

Section 9.    FIRE AND CASUALTY.

        9.1 If Leased Premises or Building are substantially destroyed or rendered untenantable by fire or other casualty, Lessor shall have the right to terminate this Lease by notice in writing to Lessee mailed within thirty (30) days of the fire or other casualty. In any case of fire or other casualty damage to Leased Premises (except where this Lease is terminated by Lessor as hereinbefore provided), Lessor shall repair and rebuild Leased Premises within one hundred and fifty (150) days of the fire or other casualty, and, upon failing to do so, Lessee shall have the right to terminate this Lease by notice in writing to Lessor mailed within twenty (20) days thereafter. If any such fire or other casualty renders Leased premises or any portion thereof untenantable, the rent to be paid by Lessee hereunder shall abate by an amount bearing the same ratio of the total amount of rent for the period of untenantability as the untenantable portion of Leased Premises bears to the entire Leased Premises during the period beginning with the date of such fire or other casualty and ending with the date when Leased Premises are again rendered tenantable.

Section 10.   CONDEMNATION

        10.1 If the whole of Leased premises shall be taken for any public or quasi-public use under statute or by right of eminent domain by private purchase in lieu thereof, then this Lease shall automatically terminate as of the date that title shall be taken. If any portion of Leased premises shall be so taken as to render the remainder thereof unusable for the purpose for which Leased Premises were leased, then Lessor and Lessee shall each have the right to terminate this Lease on thirty (30) days' notice to the other given within sixty (60) days after the date of such taking. In the event neither party shall exercise the aforesaid right to terminate, the rent payable under this Lease shall be equitably apportioned according to the space so taken, and Lessor shall, at its own cost and expense, restore the remaining portion of Leased Premises to the extent necessary to render it reasonably suitable for the purposes for which it was leased and shall make all repairs to Building to the extent necessary to constitute Building a complete architectural unit, provided the cost thereof shall not exceed the proceeds of Lessor's condemnation award. Lessee shall not be entitled to receive any part of any award or awards based upon taking of the fee or lease hold interest, which shall be the property of Lessor, and Lessee hereby assigns to Lessor any of Lessee's rights, title or interest therein, but Lessee may prosecute any claim against the condemning authority in such condemnation proceedings for damages which it may have sustained; provided, however, that no such claim shall diminish or otherwise adversely affect Lessor's award or the award of any fee mortgagee.

Section 11.   ASSIGNMENT AND SUBLETTING

        11.1 Lessee shall not sublet any part of Leased Premises nor assign this Lease, without in each and every case Lessor's prior written consent thereto first had, which consent shall not be unreasonably withheld, provided, however, that Lessee shall remain liable hereunder; nor will Lessee make or permit any transfer of this Lease or any interest hereunder by operation of law.

Section 12.   LESSOR'S PERFORMANCE OF LESSEE'S COVENANTS

        12.1 Should Lessee at any time fail or omit to do any act or thing provided under this Lease to be done by Lessee, Lessor may in its sole discretion after ten (10) days' written notice to Lessee, itself do or cause to be done such act or thing (including the payment of any claim or lien upon Leased Premises made or filed by any laborer, supplier, materialman, principal contractor, subcontractor, or other person, whether for work, labor or services performed upon, or materials supplied to Leased Premises). All monies paid by Lessor shall be and constitute so much additional rental due hereunder from Lessee to Lessor to be due and payable upon notice given by Lessor of the nature and amount thereof, on the first day of the calendar month next succeeding the month during which Lessor shall have given notice, with interest upon any such amount at the rate of ten percent (10%) per annum from the date of payment by Lessor until repayment to Lessor by Lessee.

Section 13.   RIGHTS RESERVED TO LESSOR

        13.1  Lessor reserves the following rights:

              (a) To have pass keys to Leased Premises and no locks shall be changed without the prior written consent of Lessor;

              (b) To enter the Leased premises for the purpose of making inspections or repairs, alterations or improvements connected with any portion of Leased premises during reasonable hours, and at any time in the event of an emergency;

              (c) To show Leased premises to prospective lessees or brokers during the last six months of the Term of this Lease (and if vacated during such period, to prepare Leased Premises for reoccupancy) and to prospective purchasers at all reasonable times, provided prior notice is given to Lessee in each case;

              (d) To designate and/or approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators, and other similar equipment, and to control all internal lighting that may be visable from the exterior of Building.

Section 14.   SUBORDINATION TO EXISTING AND FUTURE MORTGAGES

        14.1 At the option of Lessor's mortgagee, this Lease shall be subject and subordinate at all times to the lien of any existing mortgage or mortgages and of mortgages which hereafter may be made a lien on Site and/or Building; provided that so long as Lessee is not in default under this Lease, its possession of Leased premises and its rights and privileges hereunder shall not be interfered with by the mortgagee or any purchaser upon a foreclosure of such mortgage. Although no instrument or act on the part of the Lessee shall be necessary to effectuate such subordination, the Lessee shall nevertheless execute and deliver such further instruments subordinating this Lease to the lien of any such mortgages as may be desired by the mortgagee, provided the same acknowledges Lessee's rights as hereinbefore specified. The Lessee hereby appoints the Lessor its attorney-in-fact irrevocably to execute and deliver any such instrument for the Lessee.

Section 15.   RIGHTS AND REMEDIES OF LESSOR

        15.1 If default shall be made in the payment of any sum required to be paid by Lessee under this Lease, and default shall continue for five (5) days after written notice to Lessee, or default shall be made in the performance of any of the other covenants or conditions which Lessee is required to observe and perform, and such default shall continue for fifteen (15) days after written notice to Lessee, or if the interest of Lessee under this Lease shall be levied on under execution or other legal process, or if any petition shall be filed by or against Lessee to declare Lessee a bankrupt or to delay, reduce or modify Lessee's debts or obligations, or if any petition shall be filed or other action taken to reorganize or modify Lessee's capital structure if Lessee be a corporation or other entity, or if Lessee be declared insolvent according to law, or if any assignment of Lessee's property shall be made for the benefit of creditors, or if a receiver or trustee is appointed for Lessee or its property, or if Lessee shall abandon Leased premises during the term of this Lease, then Lessor may treat the occurrence of any one or more of the foregoing events as a breach of this Lease (provided that no such levy, execution, legal process or petition filed against Lessee shall constitute a breach of this Lease if Lessee shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within thirty (30) days from the date of its creation, service or filing) and thereupon, at its option, may without notice or demand of any kind to Lessee or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity:

          (a) Lessor may terminate this Lease and forthwith repossess Leased Premises and be entitled to recover forthwith as damages a sum of money equal to the balance of the Term Rent then remaining unpaid hereunder (without commutation, in consideration of disregarding any rent adjustments pursuant to Section 1.2 hereof) less the fair rental value of Leased premises for said period, and any other sum of money and damages owed by Lessee to Lessor;

          (b) Lessor may terminate Lessee's right of possession and may repossess Leased Premises by forcible entry or detainer suit or otherwise, without demand or notice of any kind to Lessee and without terminating this Lease, in which event Lessor may, but shall be under no obligation so to do, relet the same for the account of Lessee for such rent and upon such terms as shall be satisfactory to Lessor. For the purpose of such reletting Lessor is authorized to decorate or to make any repairs, changes, alterations or additions in or to Leased Premises that may be necessary or convenient, and if Lessor shall fail or refuse to relet Leased Premises, or if the same are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of such decorations, repairs, changes, alterations and additions and the expense of such releting and of the collection of the rent accruing therefrom to satisfy the rent provided for in this Lease to be paid, then Lessee shall pay to Lessor as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, or if the Leased premises have been relet the Lessee shall satisfy and pay any such deficiency upon demand therefor from time to time and Lessee agrees that Lessor may file suit to recover any sums falling due under the terms of this Section 15.1(b) from time to time , and that no delivery or recovery of any portion due Lessor hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Lessor.

        15.2 Upon the termination of this Lease or upon the termination of Lessee's right of possession, Lessee shall at once surrender possession of Leased Premises to Lessor and remove all effects therefrom, and if such possession is not immediately surrendered Lessor may forthwith re-enter Leased Premises and repossess itself as of its former estate and remove all persons and effects therefrom, using such force as may be necessary without being guilty of any manner of trespass or forcible entry or detainer. Without limiting the generality of the foregoing, Lessee agrees to remove, at the termination of this Lease or upon the termination of Lessee's right of possession, Lessee's movable furniture, signs, trade fixtures, machinery, equipment and other personal property and such alterations, improvements and additions made by Lessee as may be requested by Lessor. If Lessee shall fail or refuse to remove all such property from Leased Premises, Lessee shall be conclusively presumed to have abandoned the same and title thereto shall thereupon pass to Lessor without any cost, either by setoff, credit, allowance or otherwise, and Lessor may, at its option, accept the title to such property or at Lessee's expense may remove the same, or any part thereof, in any manner that Lessor shall choose, and store the same without incurring liability to Lessee or any other person.

        15.3 Lessee shall pay, upon demand, all of Lessor's costs, charges, and expenses, including the fees of counsel, agents and other retained by Lessor, at any time incurred in enforcing Lessee's obligations hereunder (whether incurred in litigation or otherwise) or incurred by Lessor in any litigation, negotiation or transaction in which Lessee causes Lessor, without Lessor's fault, to become involved or concerned.

Section 16.   HOLDING OVER

        16.1 Lessee shall pay to Lessor Holdover Rental for each day Lessee shall retain possession of Leased Premises, or any part thereof, after the termination of this Lease, whether by lapse of time or otherwise and shall also pay all damages sustained by Lessor on account thereof; but the provisions of this article shall not operate as a waiver by Lessor of any right of re-entry hereinbefore provided; nor shall the receipt of said rent or any part thereof, or any other act in apparent affirmance of tenancy, operate as a waiver of the right to forfeit this Lease and the Lease Term hereby granted for the period still unexpired, for a breach of any of the covenants herein.

Section 17.   NOTICES

        17.1 All notices to be given by one party to the other under this Lease shall be in writing, mailed or delivered as follows: if to Lessor, at the place where rent is payable; if to Lessee, at the address of Lessee set forth on the first page hereof until Lessee takes possession of the Leased Premises and thereafter at Leased Premises, provided that either party may, by notice to the other, from time to time designate another address to which notices shall thereafter be addressed.

     Mailed notices shall be sent by United States Certified or Registered
Mail, postage prepaid. Such notices shall have been deemed to have been given by posting in the United States Mails.

Section 18.   ESTOPPEL CERTIFICATE

        18.1 Lessee shall at any time and from time to time within ten (10) days after written request from Lessor execute, acknowledge and deliver to Lessor, in form reasonably satisfactory to Lessor and/or Lessor's mortgagee, a written statement certifying (if true) that Lessor has accepted the Leased Premises, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that the Lessor is not in default hereunder, the date to which the rental and other charges have been paid in advance, if any, and such other accurate certifications as may reasonably be required by Lessor or Lessor's mortgagee, and agreeing to give copies to any mortgagee of Lessor of all notices by Lessee to Lessor. It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or mortgagee of the Leased Premises and their respective successors and assigns.

Section 19.   COVENANT OF QUIET ENJOYMENT

        19.1 Lessor further agrees that at all times when Lessee is not in default under the terms of and during the term of this Lease, Lessee's quiet and peaceable enjoyment of the Leased Premises shall not be disturbed or interfered with by Lessor or by any person claiming by, through or under Lessor.

Section 20.   POSSESSION

        20.1 Lessor shall construct, or cause to be constructed, the Leased Premises in accordance with the provisions of Exhibit B attached hereto, including building standard work therein described.

        20.2 Construction shall be commenced and diligently pursued in order to have the Leased Premises substantially completed on or before the date specified for commencement of the Lease Term, provided that if construction is delayed because of changes, deletions or addition in construction requested by Lessee, strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control or other causes beyond the control of Lessor, the construction time period shall be extended for the amount of time Lessor is so delayed, and Monthly Installments of rental shall abate pro rata until substantial completion and delivery of possession.

        20.3 Lessor shall notify Lessee as soon as the Leased Premises are substantially completed. In the event that there is a dispute as to whether or not the Leased Premises are substantially completed, the dispute shall be resolved by the architect for the Building. Taking of possession by Lessee shall be deemed conclusively to establish that the Leased Premises have been completed in accordance with the said Exhibit B. If Lessor gives possession prior to the commencement date to enable Lessee to fit the Leased Premises to its use, such occupancy shall be subject to all the terms and conditions of this Lease (except that Lessee shall not be required to pay rent or taxes during such occupancy).

Section 21.   ACTS SUBSEQUENT TO TERMINATION

        21.1 No receipt of money by Lessor from Lessee after the termination of this Lease, the service of any notice, the commencement of any suit or final judgment for possession shall reinstate, continue to extend the term of this Lease or affect any such notice, demand, suit or judgment.

Section 22.   WAIVER OF DEFAULT

        22.1 No waiver of default of Lessee shall be implied, and no express waiver shall affect any default other than the default specified in such waiver and that only for the time and to the extent therein stated. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision.

Section 23.   EXAMINATION OF LEASE

        23.1 Submission of this installment for examination or signature by Lessee does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Lessor and Lessee.

Section 24.   DEFAULT UNDER OTHER LEASE

        24.1 If the term of any lease, other than this Lease, made by Lessee, for the Leased Premises or any part thereof, or for any other space in the Building shall be terminated or terminable after the making of this Lease, because of any default by Lessee under such other lease, such fact shall empower Lessor, at Lessor's sole option, to terminate this Lease by notice to Lessee and/or to exercise any of the remedies set forth in Section 15.

Section 25.   REPRESENTATIVE CAPACITY

        25.1 No person, partnership, corporation or other organization executing this Lease in a representative capacity for Lessor or Lessee shall be held individually liable hereunder in the absence of fraud provided such person, partnership, corporation or other organization acted with due authority and the intended principals are bound.

Section 26.   MISCELLANEOUS

        26.1 All rights and remedies of Lessor and Lessee under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law or statute.

        26.2 Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit, not only of Lessor and of Lessee, but also of their respective heirs, legal representatives, successors and permitted assigns, provided this clause shall not permit any assignment contrary to the provisions of Section 11 hereof.

        26.3 All of the representations and obligations of Lessor and Lessee are contained herein and no modification, waiver or amendment of this Lease, or any of its conditions or provisions, shall be binding upon the Lessor and Lessee unless in writing, signed by Lessor and Lessee.

        26.4 The receipt by Lessor of any installment of the regular stipulated rent hereunder or any of said additional rent, shall not be a waiver of any other additional rent then due or of any default of Lessee hereunder.

        26.5 This Lease way be executed in any number of counterparts. Each such executed counterpart shall be deemed an original hereof and all such executed counterparts shall together constitute but one and the same installment, which instrument shall for all purposes be sufficiently evidenced by such executed counterpart.

        26.6 The section and paragraph headings of this Lease are for convenience only and in no way limit or enlarge the scope or meaning of the language contained in the body of this Lease.

        27.0  Build as per plan.

          Paint entire premises.

          Carpet entire premises.

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

                           WILLOW LAKES OFFICE CENTER
                           --------------------------

                                   FLOOR PLAN












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

                           WILLOW LAKES OFFICE CENTER
                           --------------------------

                                   SITE PLAN









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                                  "EXHIBIT A"

                                                                Exhibit 1.1.2(2)

                                     LEASE

     THIS LEASE, made July 20, 1993 between Willowbrook Office an Illinois limited partnership, sole beneficiary of American National Bank and Trust Company of Chicago, as Trustee under Trust Agreement dated March 1, 1979 and known as Trust No. 46058 (herein called Lessor), and THE LAND SALES RESOURCE, INC. (herein called Lessee), whereby Lessee has leased from Lessor, and Lessor has demised to Lessee, certain premises containing approximately 364 square feet, and designated as Unit 8NE (herein called Leased Premises), as outlined in red on the attached (Exhibit A) building floor plan, in the building (herein called Building) on Lot 1 in the Resubdivision of Lot 35 in Willowbrook Executive Plaza, Willowbrook, Illinois situated on a parcel of ground (herein called Site), the vacant portion of which is improved with parking areas, driveways and landscaping.

     The Lease term will be for a term of 3 years 9 months and will commence on August 1, 1993 and terminate April 30, 1997 (herein called Lease Term).

     The term rental will be $17,166.00 (herein called Term Rent) payable
monthly in advance in installments of $___*___   each (herein called Monthly
Installments). "Lessee's Proportionate Share" as such term is hereinafter used shall be .0072%. Lessee has deposited with Lessor's beneficiary the sum of ___$0___ as Security Deposit. Leased Premises shall be used only for

                              General Office
--------------------------------------------------------------------------------
(herein called the Specified Use). "Holdover Rental" as such term is hereinafter used, shall be the amount of the Monthly Installment for the last month of the Lease Term divided by fifteen. Until otherwise notified in writing by Lessor, the Term Rental, Monthly Installments and all other sums to be paid by Lessee to Lessor hereunder shall be made payable to the order of Willowbrook Office Partnership, 650 Executive Drive, Willowbrook, Illinois 60521.

     IN WITNESS WHEREOF, the parties have executed this Lease the day and year first above written, intending thereby to incorporate and include therein, all terms, conditions and provisions contained In Sections 1 through 27 attached hereto as though the said Sections had been hereinbefore fully set forth.

LESSOR:                                    LESSEE:

Willowbrook Office Partnership             THE LAND SALES RESOURCE, INC.

                                           622 Executive Drive
                                           Willowbrook, Ill.  60521

By: /s/ DON J. WISKES                      By: /s/ KITTY LAYNE    President
    -----------------------------             -----------------------------
    General Partner                                                 (Title)

                                           ATTEST:

*Aug.1, `93--Oct. 31, `94..$  364.00/mo.
Nov. 1, `94--Oct. 31, `95..   380.00/mo.   /s/ CHERYL BENTLEY
Nov. 1, `95--Apr. 30, `97..   397.00/mo.   --------------------------------
                                                                    (Title)

                                           ADDRESS OF LESSEE:
                                           622 Executive Drive
                                           Willowbrook, Illinois  60521

                                                              7/20/93         #2

 INITIAL
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 Landlord

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

IN CONSIDERATION WHEREOF, THE PARTIES HERETO COVENANT AND AGREE AS FOLLOWS:

Section 1.   RENTAL

        1.1 Lessee agrees to pay the Term Rent to Lessor in Monthly Installments payable one each in advance on or before the first day of every calendar month of the Lease Term, in lawful money of the United States or by good check or draft (subject to collection).

        1.2 Lessee shall pay to Lessor, as additional rental, (a) Lessee's Proportionate Share of the amount by which the general real estate taxes payable during each year of the Lease Term on the Building and Site of which Leased Premises are a part exceed the amount of .80 cents per square foot of Building and (b) Lessee's Proportionate Share of installments of special assessments, if any, payable during each year of the Lease Term applicable to the Building and Site of which the Leased Premises are a part. Lessee shall not be liable for any special assessments for improvements completed prior to the commencement date of the Lease Term, nor for any income or other taxes, of the Lessor.

        1.3 Lessee shall pay to Lessor as additional rental for each year of the Lease Term Lessee's Proportionate Share of the amount by which the cost of common area maintenance (as hereinafter defined) incurred by Landlord during such year exceeds .41 cents per square foot of Building. Common area maintenance includes the operation, repair and replacement of parking areas, driveways, sidewalks, landscaped areas, drainage facilities and exterior lighting on the Site, and, without limiting the generality of the foregoing, snow and ice removal from and sweeping of the parking areas, driveways and sidewalks.

        1.3 A. Insurance. Lessee shall pay to Lessor as additional rental for each year of the lease term Lessee's proportionate share of the amount by which the premium cost of Lessor's extended coverage insurance, with all endorsements, on all public liability and property damage insurance exceeds .0849 per square foot of building.

        1.4 Lessor shall submit to Lessee annual statements showing the computations of the amount of Lessee's liability, if any, under sections 1.2 and 1.3, which amount Lessee shall pay to Lessor on or before thirty (30) days immediately following delivery of such statement. Such amounts shall be prorated as of the commencement date for the first year of the Lease Term and as of the termination date for the last year of the Lease Term.

        1.5 The Term Rent and additional rental shall be paid by Lessee promptly when due, without any deduction or setoff whatsoever. Any such amount not paid when due shall bear interest at the rate of 18% per annum from the due date until paid.


Section 2.   SECURITY DEPOSIT

        2.1 The Security Deposit may be applied by Lessor the purpose of curing any default or defaults of Lessee under this Lease. If said sun or any part thereof is used, applied or retained in curing any such default, Lessee shall, upon demand, immediately deposit with Lessor an amount in cash equal to the amount so used, applied or retained. Default by Lessee in paying to Lessor any amount required to restore the Security Deposit after any application thereof, shall afford to Lessor the same remedies as in the default of the payment of the rent. If Lessee has not defaulted hereunder, or if Lessor has not applied said sum to said default, then the Security Deposit or any portion thereof not so applied by Lessor shall be paid to Lessee within thirty (30) days after the termination of this Lease, provided Lessee has surrendered possession of the Leased Premises in accordance with the provisions of this Lease. In the event of a bona-fide sale of the Site and the Building, Lessor shall have the right to transfer the Security Deposit to the purchaser to be held under the terms of this Lease and, in such event, Lessor shall be released from all liability for the return of such Security Deposit to Lessee.

Section 3.   UTILITY SERVICES

        3.1 Lessee shall promptly pay for all public utilities rendered or furnished, and metered to the Leased Premises during the term of this Lease. Lessee shall not waste or permit the waste of water, or use the water for any purpose other than those stated. Lessor periodically will bill Lessee for Lessee's Proportionate Share of all water bills received by Lessor for water metered to the Building and Lessee shall pay such amount not later than the date for the next Monthly Installment. Lessee may, at its own cost, install a submeter to meter water delivered to the Leased Premises and in such event Lessee shall be free of the restrictions regarding water usage and shall pay Lessor for water used according to meter readings (at the rate charged by the supplier of such water) in lieu of paying the aforesaid percentage of bills for all water metered to the Building. All leases heretofore or hereafter executed with respect to premises in the Building will contain identical restrictions with respect to the use, misuse or wasting of water, except where the Lessee installs a submeter at its cost (and such submerged water will be deducted prior to computing Lessee's obligation for such water bills). Lessor shall not be liable for damages, by abatement of rent or otherwise, for interruption or failure of, or delay in, furnishing any service or utility, whether the responsibility of Lessor or of others, when the same is occasioned by causes beyond the reasonable control of Lessor, and no such interruption, failure or delay shall be deemed an eviction or disturbance of Lessee's use of the Leased Premises.

Section 4.   USE

        4.1 Lessee may use the Leased Premises for the Specified Use. Lessee shall not injure, overload, deface or otherwise harm Site, Building or Leased Premises nor permit the same; nor commit any nuisance; nor permit the emitting of any objectionable noise or odor; nor burn any trash or refuse thereon or therein; nor manufacture, sell, display, distribute or give away any alcoholic liquors or beverages; nor make or permit any use of Leased Premises which is improper, offensive or contrary to any law or ordinance, or which will invalidate or increase the cost of any Lessor's insurance (including the keeping or storage of any article of dangerous, inflammable or explosive character) or which would increase the danger of fire in Leased Premises or in the Building; nor obstruct or permit the obstruction of driveways, walks, parking areas and other common areas of Site.

        4.2 Lessee shall not exhibit, inscribe, paint or affix any sign, advertisement, notice or other lettering (hereinafter referred to as "signs") on any part of the Site, exterior of the Building, or in the windows, without the express prior written consent of Lessor, which consent will not be unreasonably withheld. Lessor shall have, at any time and from time to time, the right to establish rules and regulations setting forth uniform characteristics for all signs on the Building and Site, and Lessor's refusal to consent to any sign not meeting such characteristics shall not be deemed to be unreasonable. In the event of the violation of the foregoing, Lessor may remove same without any liability, and may charge the expense incurred by such removal to Lessee. Subject to applicable laws, ordinances and regulations, Lessee may, however, place a sign on the front door of Leased Premises which sign shall be installed by Lessor at the expense of Lessee, and shall be (i) for identification purposes only; (ii) uniform with all other such signs on Building; and (iii) of a size, color and style acceptable to Lessor.

Section 5.   CONDITION OF PREMISES

        5.1 Lessee's taking possession of the Leased Premises shall be conclusive evidence that Leased Premises were in good order and satisfactory condition when Lessee took possession, with the exception of those items if any, detailed in a written list executed by Lessor and Lessee at or prior to acceptance of possession. No promise of Lessor to alter, remodel, complete or improve Leased Premises or Building or Site, and no representation concerning the condition of Leased Premises or Building or Site have been made by Lessor to Lessee unless same is contained herein or is contained in agreed plans and specifications signed by both parties. At the termination of this Lease by lapse of time or otherwise, Lessee shall return Leased Premises in good order and condition, loss or damage by fire or other casualty, conditions which are the responsibility of Lessor to repair pursuant to the terms of Section 6.1 hereof, and ordinary wear and tear excepted.

Section 6.   MAINTENANCE AND ALTERATIONS

        6.1 Maintenance. Lessor shall keep and maintain the roof and structural members of this Building of which the Leased Premises are a part, and the parking lot, sidewalks and landscaping on the Site in good order and repair, except for loss by fire or other casualty covered by Section 9 of this Lease, and shall remove snow accumulations from the parking lot and sidewalks. Lessee shall keep and maintain the balance of the exterior and the entire interior of the Leased Premises clean and sanitary and in good condition and repair including, without limitation, any necessary replacements (and further including, without limitation, necessary interior painting and window replacement). Lessee shall fully comply with all health and police regulations in force and shall conform with the rules and regulations of fire underwriters or their fire protection engineers. Lessor will obtain the qualified Contractor to inspect and maintain the HVAC equipment at Lessee's premises. Lessor will bill Lessee monthly commencing Aug. 1, 1993. The cost will be $35.00 per month and will be billed and payable with your monthly rent. Lessee shall promptly remove any debris left in the parking area or other exterior areas of the Site by Lessee, its employees, agents or contractors.

        6.2 Alterations. Lessee shall not create any openings in the roof or exterior walls, nor shall Lessee make any alterations or additions to the Leased Premises. Lessee shall make all additions, improvements, alterations and repairs on the Leased Premises and on and to the appurtenances and equipment thereof required by any governmental authority or which may be made necessary by the act or neglect of any person, firm or corporation (public or private). Upon completion of any work by or on behalf of Lessee, Lessee shall provide Lessor with such documents as Lessor may require (including, without limitation, sworn contractor's statements and supporting lien waivers).evidencing payment in full for such work.

Section 7.   INDEMNIFICATION AND RELEASE OF CLAIMS

        7.1 Lessee will at all times hold Lessor, its beneficiaries and the management of the Building harmless and indemnified against any loss, damage, cost, expense or liability resulting to any person or property by reason of any use which may be made of the Leased Premises or any part thereof , or by reason of any act or thing done or omitted to be done in, upon or about Leased Premises or any part thereof, unless such loss, damage, cost, expense or liability shall be caused by the sole negligence of Lessor; and Lessee will hold Lessor and Site, Building and Leased Premises harmless, indemnified and free and clear of any and all claims, demands, penalties, liabilities, judgments, costs and expenses, including reasonable attorneys' fees, arising in connection with any use of Leased Premises by Lessee or its employees, agents or servants.

        7.2 Only to the extent that such business interruption, loss or damage to property or injury to or death of persons is covered by insurance, neither Lessor nor Lessee shall be liable to the other for any business interruption or any loss or damage to property or injury to or death of persons occurring on Site, in Building or in Leased Premises or in any manner growing out of or connected with the Lessee's use and occupation of Leased Premises, Building and Site, or the condition thereof, whether or not caused by the negligence or other fault of Lessor or Lessee, or of their respective agents, employees, subtenants, licensees, or assignees. Nothing herein shall be construed to impose any other or greater liability upon either Lessor or Lessee than would have existed in the absence of this Section 7.2. This release shall be in effect only so long as the applicable insurance policies contain a clause to the effect that this release shall not affect the right of the insured to recover under such policies. Such clauses shall be obtained by the parties whenever possible. The release in favor of Lessor contained herein, is in addition to, and not in substitution for, or in diminution of the hold harmless and indemnification provisions of Section 7.1 hereof.

                                      -4-
 INITIAL
----------

 Landlord

  Tenant
----------

Section 8.    INSURANCE

        8.1 At all times during the Lease Term Lessee shall, at its sole cost and expense, maintain:

              (a) Comprehensive General Public Liability Insurance against claims for personal injury, death or property damage occurring in connection with the use and occupancy of Leased Premises, naming Lessee and Lessor, Lessor's beneficiaries and the management of Building as the named insureds, such insurance to afford protection to the limit of not less than Five Hundred Thousand ($500,000.00) Dollars in respect to injury or death of a single person, and to the limit of not less than One Million ($1,000,000.00) Dollars in respect to any one accident, and to the limit of not less than One Hundred Thousand ($100,000.00) Dollars in respect to property damage.

              (b) Steam Boiler Insurance on all steam boilers, pressure tanks and other such apparatus, if any shall, from time to time, be installed an Leased Premises, in such amount as Lessor may from time to time reasonably require.

              (c) At all times when any work is in process in connection with any change or alteration being made by Lessee, Lessee shall maintain Workmen's Compensation insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Lessor or its beneficiaries, as well as Lessee or Leased Premises.

        8.2 Lessee shall furnish Lessor with a duplicate certificate or certificates of such insurance and not less than ten (10) days prior to the expiration date of any policy, will furnish Lessor with a new policy or certificate therefor or a renewal thereof, in substitution of the expiring policy. Each such policy which Lessee is required to procure and maintain hereunder shall be issued by insurers of recognized responsibility licensed to do business in Illinois, and shall contain an agreement or endorsement that it will not be cancelled by the insurer without at least ten (10) days' prior written notice to Lessor.

        8.3 Lessee will not do, suffer or permit any act or omission, whether upon Leased Premises or otherwise, which might or would result in voiding or impairing the obligation of any such policy of insurance.

Section 9.    FIRE AND CASUALTY.

        9.1 If Leased Premises or Building are substantially destroyed or rendered untenantable by fire or other casualty, Lessor shall have the right to terminate this Lease by notice in writing to Lessee mailed within thirty (30) days of the fire or other casualty. In any case of fire or other casualty damage to Leased Premises (except where this Lease is terminated by Lessor as hereinbefore provided) , Lessor shall repair and rebuild Leased Premises within one hundred and fifty (150) days of the fire or other casualty, and, upon failing to do so, Lessee shall have the right to terminate this Lease by notice in writing to Lessor mailed within twenty (20) days thereafter. If any such fire or other casualty renders Leased premises or any portion thereof untenantable, the rent to be paid by Lessee hereunder shall abate by an amount bearing the same ratio of the total amount of rent for the period of untenantability as the untenantable portion of Leased Premises bears to the entire Leased Premises during the period beginning with the date of such fire or other casualty and ending with the date when Leased Premises are again rendered tenantable.

Section 10.   CONDEMNATION

        10.1 If the whole of Leased premises shall be taken for any public or quasi-public use under statute or by right of eminent domain or by private purchase in lieu thereof, then this Lease shall automatically terminate as of the date that title shall be taken. If any portion of Leased premises shall be so taken as to render the remainder thereof unusable for the purpose for which Leased Premises were leased, then Lessor and Lessee shall each have the right to terminate this Lease on thirty (30) days' notice to the other given within sixty
(60) days after the date of such taking. In the event neither party shall exercise the aforesaid right to terminate, the rent payable under this

Lease shall be equitably apportioned according to the space so taken, and Lessor shall, at its own cost and expense, restore the remaining portion of Leased Premises to the extent necessary to render it reasonably suitable for the purposes for which it was leased and shall make all repairs to Building to the extent necessary to constitute Building a complete architectural unit, provided the cost thereof shall not exceed the proceeds of Lessor's condemnation award. Lessee shall not be entitled to receive any part of any award or awards based upon taking of the fee or lease hold interest, which shall be the property of Lessor, and Lessee hereby assigns to Lessor any of Lessee's rights, title or interest therein, but Lessee may prosecute any claim against the condemning authority in such condemnation proceedings for damages which it may have sustained; provided, however, that no such claim shall diminish or otherwise adversely affect Lessor's award or the award of any fee mortgagee.

Section 11.   ASSIGNMENT AND SUBLETTING

        11.1 Lessee shall not sublet any part of Leased Premises nor assign this Lease, without in each and every case Lessor's prior written consent thereto first had, which consent shall not be unreasonably withheld, provided, however, that Lessee shall remain liable hereunder; nor will Lessee make or permit any transfer of this Lease or any interest hereunder by operation of law.

Section 12.   LESSOR'S PERFORMANCE OF LESSEE'S COVENANTS

        12.1 Should Lessee at any time fail or omit to do any act or thing provided under this Lease to be done by Lessee, Lessor may in its sole discretion after ten (10) days' written notice to Lessee, itself do or cause to be done such act or thing (including the payment of any claim or lien upon Leased Premises made or filed by any laborer, supplier, materialman, principal contractor, subcontractor, or other person, whether for work, labor or services performed upon, or materials supplied to Leased Premises). All monies paid by Lessor shall be and constitute so much additional rental due hereunder from Lessee to Lessor to be due and payable upon notice given by Lessor of the nature and amount thereof, on the first day of the calendar month next succeeding the month during which Lessor shall have given notice, with interest upon any such amount at the rate of ten percent (10%) per annum from the date of payment by Lessor until repayment to Lessor by Lessee.

Section 13.   RIGHTS RESERVED TO LESSOR

        13.1  Lessor reserves the following rights:

              (a) To have pass keys to Leased Premises and no locks shall be changed without the prior written consent of Lessor;

              (b) To enter the Leased premises for the purpose of making inspections or repairs, alterations or improvements connected with any portion of Leased premises during reasonable hours, and at any time in the event of an emergency;

              (c) The show Leased premises to prospective lessees or brokers during the last six months of the Term of this Lease (and if vacated during such period, to prepare Leased Premises for reoccupancy) and to prospective purchasers at all reasonable times, provided prior notice is given to Lessee in each case;

              (d) To designate and/or approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators, and other similar equipment, and to control all internal lighting that may be visible from the exterior of Building.

Section 14.   SUBORDINATION TO EXISTING AND FUTURE MORTGAGES

        14.1 At the option of Lessor's mortgagee, this Lease shall be subject and subordinate at all times to the lien of any existing mortgage or mortgages and of mortgages which hereafter way be made a lien on Site and/or

Building; provided that so long as Lessee is not in default under this Lease, its possession of Leased premises and its rights and privileged hereunder shall not be interfered with by the mortgagee or any purchaser upon a foreclosure of such mortgage. Although no instrument or act on the part of the Lessee shall be necessary to effectuate such subordination, the Lessee shall nevertheless execute and deliver such further instruments subordinating this Lease to the lien of any such mortgages as may be desired by the mortgagee, provided the same acknowledges Lessee's rights as hereinbefore specified. The Lessee hereby appoints the Lessor its attorney-in-fact irrevocably to execute and deliver any such instrument for the Lessee.

Section 15.   RIGHTS AND REMEDIES OF LESSOR

        15.1 If default shall be made in the payment of any sum required to be paid by Lessee under this Lease, and default shall continue for five (5) days after written notice to Lessee, or default shall be made in the performance of any of the other covenants or conditions which Lessee is required to observe and perform, and such default shall continue for fifteen (15) days after written notice to Lessee, or if the interest of Lessee under this Lease shall be levied on under execution or other legal process, or if any petition shall be filed by or against Lessee to declare Lessee a bankrupt or to delay, reduce or modify Lessee's debts or obligations, or if any petition shall be filed or other action taken to reorganize or modify Lessee's capital structure if Lessee be a corporation or other entity, or if Lessee be declared insolvent according to law, or if any assignment of Lessee's property shall be made for the benefit of creditors, or if a receiver or trustee is appointed for Lessee or its property, or if Lessee shall abandon Leased premises during the term of this Lease, then Lessor may treat the occurrence of any one or more of the foregoing events as a breach of this Lease (provided that no such levy, execution, legal process or petition filed against Lessee shall constitute a breach of this Lease if Lessee shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within thirty (30) days from the date of its creation, service or filing.) and thereupon, at its option, may without notice or demand of any kind to Lessee or any other person, have any one or more of the following described remedies in addition to all other rights and properties provided at law or in equity:

              (a) Lessor may terminate this Lease and forthwith repossess Leased Premises and be entitled to recover forthwith as damages a sum of money equal to the balance of the Term Rent then remaining unpaid hereunder (without commutation, in consideration of disregarding any rent adjustments pursuant to Section 1.2 hereof) less the fair rental value of Leased premises for said period, and any other sum of money and damages owed by Lessee to Lessor;

              (b) Lessor may terminate Lessee's right of possession and may repossess Leased Premises by forcible entry or detainer suit or otherwise, without demand or notice of any kind to Lessee and without terminating this Lease, in which event Lessor may, but shall be under no obligation so to do, relet the same for the account of Lessee for such rent and upon such terms as still be satisfactory to Lessor. For the purpose of such reletting Lessor is authorized to decorate or to make any repairs, changes, alterations or additions in or to Leased Premises that may be necessary or convenient, and if Lessor shall fail or refuse to relet Leased Premises, or if the same are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of such decorations, repairs, changes, alterations and additions and the expense of such releting and of the collection of the rent accruing therefrom to satisfy the rent provided for in this Lease to be paid, then Lessee shall pay to Lessor as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, or if the Leased premises have been relet the Lessee shall satisfy and pay any such deficiency upon demand therefor from time to time and Lessee agrees that Lessor may file suit to recover any sums falling due under the term of this Section 15.1(b) from time to time, and that no delivery or recovery of any portion due Lessor hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Lessor.

        15.2 Upon the termination of this Lease or upon the termination of Lessee's right of possession, Lessee shall at once surrender possession of Leased Premises to Lessor and remove all effects therefrom, and if such possession is not immediately surrendered Lessor may forthwith re-enter Leased Premises and repossess itself as of its former estate and remove all persons and effects therefrom, using such force as may be necessary without being guilty of any manner of trespass or forcible entry or detainer. Without limiting the generality of the foregoing, Lessee agrees to remove, at the termination of this Lease or upon the termination of Lessee's right of possession, Lessee's movable furniture, signs, trade fixtures, machinery, equipment and other personal property and such alterations, improvements and additions made by Lessee as may be requested by Lessor. If Lessee shall fail or refuse to remove all such property from Leased Premises, Lessee shall be conclusively presumed to have abandoned the same and title thereto shall thereupon pass to Lessor without any cost, either by setoff, credit, allowance or otherwise, and Lessor may, at its option, accept the title to such property or at Lessee' s expense, may remove the same, or any part thereof, in any manner that Lessor shall choose, and store the same without incurring liability to Lessee or any other person.

        15.3 Lessee shall pay, upon demand, all of Lessor's costs, charges, and expenses, including the fees of counsel, agents and other retained by Lessor, at any time incurred in enforcing Lessee's obligations hereunder (whether incurred in litigation or otherwise) or incurred by Lessor in any litigation, negotiation or transaction in which Lessee causes Lessor, without Lessor's fault, to become involved or concerned.

Section 16.   HOLDING OVER

        16.1 Lessee shall pay to Lessor Holdover Rental for each day Lessee shall retain possession of Leased Premises, or any part thereof, after the termination of this Lease, whether by lapse of time or otherwise and shall also pay all damages sustained by Lessor on account thereof; but the provisions of this article shall not operate as a waiver by Lessor of any right of re-entry hereinbefore provided; nor shall the receipt of said rent or any part thereof, or any other act in apparent affirmance of tenancy, operate as a waiver of the right to forfeit this Lease and the Lease Term hereby granted for the period still unexpired, for a breach of any of the covenants herein.

Section 17.   NOTICES

        17.1 All notices to be given by one party to the other under this Lease shall be in writing, mailed or delivered as follows: if to Lessor, at the place where rent is payable; if to Lessee, at the address of Lessee set forth on the first page hereof until Lessee takes possession of the Leased Premises and thereafter at Leased Premises, provided that either party may, by notice to the other, from time to time designate another address to which notices shall thereafter be addressed.

        Mailed notices shall be sent by United States Certified or Registered, mail postage prepaid. Such notices shall have been deemed to have been given by posting in the United States Mails.

Section 18.   ESTOPPEL CERTIFICATE

        18.1 Lessee shall at any time and from time to time within ten (10) days after written request from Lessor execute, acknowledge and deliver to Lessor, in form reasonably satisfactory to Lessor and/or Lessor's mortgagee, a written statement certifying (if true) that Lessor has accepted the Leased Premises, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications,) that the Lessor is not in default hereunder, the date to which the rental and other charges have been paid in advance, if any, and such other accurate certifications as may reasonably be required by Lessor or Lessor's mortgagee, and agreeing to give copies to any mortgagee of Lessor of all notices by Lessee to Lessor. It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or mortgagee of the Leased Premises and their respective successors and assigns.

Section 19.   COVENANT OF QUIET ENJOYMENT

        19.1 Lessor further agrees that at all times when Lessee is not in default under the terms of and during the term of this Lease, Lessee's quiet and peaceable enjoyment of the Leased Premises shall not be disturbed or interfered with by Lessor or by any person claiming by, through or under Lessor.

Section 20.   POSSESSION

        20.1 Lessor shall construct, or cause to be constructed, the Leased Premises in accordance with the provisions of Exhibit B attached hereto, including building standard work therein described.

        20.2 Construction shall be commenced and diligently pursued in order to have the Leased Premises substantially completed on or before the date specified for commencement of the Lease Term, provided that if construction is delayed because of changes, deletions or addition in construction requested by Lessee, strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control or other causes beyond the control of Lessor, the construction time period shall be extended for the amount of time Lessor is so delayed, and Monthly Installments of rental shall abate pro rata until substantial completion and delivery of possession.

        20.3 Lessor shall notify Lessee as soon as the Leased Premises are substantially completed. In the event that there is a dispute as to whether or not the Leased Premises are substantially completed, the dispute shall be resolved by the architect for the Building. Taking of possession by Lessee shall be deemed conclusively to establish that the Leased Premises have been completed in accordance with the said Exhibit B. If Lessor gives possession prior to the commencement date to enable Lessee to fit the Leased Premises to its use, such occupancy shall be subject to all the terms and conditions of this Lease (except that Lessee shall not be required to pay rent or taxes during such occupancy).

Section 21.   ACTS SUBSEQUENT TO TERMINATION

        21.1 No receipt of money by Lessor from Lessee after the termination of this Lease, the service of any notice, the commencement of any suit or final judgment for possession shall reinstate, continue to extend the term of this Lease or affect any such notice, demand, suit or judgment.

Section 22.   WAIVER OF DEFAULT

        22.1 No waiver of default of Lessee shall be implied, and no express waiver shall affect any default other than the default specified in such waiver and that only for the time and to the extent therein stated. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision.

Section 23.   EXAMINATION OF LEASE

        23.1 Submission of this instrument for examination or signature by Lessee does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Lessor and Lessee.

Section 24.   DEFAULT UNDER OTHER LEASE

        24.1 If the term of any lease, other than this Lease, made by Lessee, for the Leased Premises or any part thereof, or for any other space in the Building shall be terminated or terminable after the making of this Lease, because of any default by Lessee under such other lease, such fact shall empower Lessor, at Lessor's sole option, to terminate this Lease by notice to Lessee and/or to exercise any of the remedies set forth in Section 15.

Section 25.   REPRESENTATIVE CAPACITY

        25.1 No person, partnership, corporation or other organization executing this Lease in a representative capacity for Lessor or Lessee shall be held individually liable hereunder in the absence of fraud provided such person, partnership, corporation or other organization acted with due authority and the intended principals are bound.

Section 26.   MISCELLANEOUS

        26.1 All rights and remedies of Lessor and Lessee under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law or statute.

        26.2 Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit, not only of Lessor and of Lessee, but also of their respective heirs, legal representatives, successors and permitted assigns, provided this clause shall not permit any assignment contrary to the provisions of Section 11 hereof.

        26.3 All of the representations and obligations of Lessor and Lessee are contained herein and no modification, waiver or amendment of this Lease, or any of its conditions or provisions, shall be binding upon the Lessor and Lessee unless in writing, signed by Lessor and Lessee.

        26.4 The receipt by Lessor of any installment of the regular stipulated rent hereunder or any of said additional rent, shall not be a waiver of any other additional rent then due or of any default of Lessee hereunder.

        26.5 This Lease may be executed in any number of counterparts. Each such executed counterpart shall be deemed an original hereof and all such executed counterparts shall together constitute but one and the same instrument, which instrument shall for all purposes be sufficiently evidenced by such executed counterpart.

        26.6 The section and paragraph headings of this Lease are for convenience only and in no way limit or enlarge the scope or meaning of the language contained in the body of this Lease.

        27.0  Build as per plan.

              Carpet.

              Paint.

              Install door opening between Units 8NE & 9N,

              Install wall & opening in 9N.

                                     -10-
 INITIAL
----------

 Landlord

  Tenant
----------

                           WILLOW LAKE OFFICE CENTER
                           -------------------------

                                   SITE PLAN








                                  "EXHIBIT A"

                           WILLOW LAKES OFFICE CENTER
                           --------------------------

                                   FLOORPLAN



     INITIAL

     Landlord

     Tenant

                                                               Exhibit 1.1.2.(3)


                                     LEASE

     THIS LEASE, made September 16, 1994 between Willowbrook Office an Illinois limited partnership, sole beneficiary of American National Bank and Trust Company of Chicago, as Trustee under Trust Agreement dated March 1, 1979 and
known as Trust No. 46058 (herein called Lessor), and          THE LAND SALES
                                                       ------------------------
                       RESOURCE, INC.
-------------------------------------------------------------------------------
(herein called Lessee), whereby Lessee has leased from Lessor, and Lessor has demised to Lessee, certain premises containing approximately 1,089 square feet, and designated as Unit 20E (herein called Leased Premises), as outlined in red on the attached (Exhibit A) building floor plan, in the building (herein called Building) on Lot 1 in the Resubdivision of Lot 35 in Willowbrook Executive Plaza, Willowbrook, Illinois situated on a parcel of ground (herein called
Site), the vacant portion of which is improved with parking areas, driveways and landscaping.

     The Lease term will be for a term of Two Years Seven Months and will commence on October 1, 1994 and terminate April 30, 1997 (herein called Lease
Term).

     The term rental will be $36,164.86 (herein called Term Rent) payable
monthly in advance in installments of $  *   each (herein called Monthly
                                       ------
Installments). "Lessee's Proportionate Share" as such term is hereinafter used shall be 2.15%. Lessee has deposited with Lessor's beneficiary the sum of $1,137.10 as Security Deposit. Leased Premises shall be used only for
General Office (herein called the Specified Use).  "Holdover Rental" as such
---------------
term is hereinafter used, shall be the amount of the Monthly Installment for the last month of the Lease Term divided by fifteen. Until otherwise notified in writing by Lessor, the Term Rental, Monthly Installments and all other sums to be paid by Lessee to Lessor hereunder shall be made payable to the order of' Willowbrook Ofc. Partnership, 650 Executive Drive, Willowbrook, Illinois 60521.

     IN WITNESS WHEREOF, the parties have executed this Lease the day and year first above written, intending thereby to incorporate and include therein, all terms, conditions and provisions contained in Sections 1 through 27 attached hereto as though the said Sections had been hereinbefore fully set forth.

LESSOR:                                              LESSEE:
Willowbrook Office Partnership                       THE LAND SALES RESOURCE, INC.
                                                     622 Executive Drive
                                                     Willowbrook, Ill.  60521

By: /s/ DON J. WISKES                                By: /s/ KITTY M. LAYNE       President
   --------------------------                           -----------------------------------
       General Partner                                                              (Title)

                                                     ATTEST:
*10-1-94--10-31-95....$1,137.10/mo.
11-1-95--4-30-97......$1,187.92/mo.                  /s/ CHERYL A. BENTLEY
                                                     -------------------------------------
                                                                                   (Title)

                                                     ADDRESS OF LESSEE:
                                                     7660 Plaza Court
                                                     Willowbrook, Illinois  60521
                                                                           9/16/94      #3

       INITIAL

       Landlord

       Tenant

  IN CONSIDERATION WHEREOF, THE PARTIES HERETO COVENANT AND AGREE AS FOLLOWS:

Section 1.    RENTAL

        1.1 Lessee agrees to pay the Term Rent to Lessor in Monthly Installments payable one each in advance on or before the first day of every calendar month of the Lease Term, in lawful money of the United States or by good check or draft (subject to collection).

        1.2 Lessee shall pay to Lessor, as additional rental, (a) Lessee's Proportionate Share of the amount by which the general real estate taxes payable during each year of the Lease Term on the Building and Site of which Leased Premises are a part exceed the amount of .80 cents per square foot of Building and (b) Lessee's Proportionate Share of installments of special assessments, if any, payable during each year of the Lease Term applicable to the Building and Site of which the Leased Premises are a part. Lessee shall not be liable for any special assessments for improvements completed prior to the commencement date of the Lease Term, nor for any income or other taxes, of the Lessor.

        1.3 Lessee shall pay to Lessor as additional rental for each year of the Lease Term Lessee's Proportionate Share of the amount by which the cost of common area maintenance (as hereinafter defined) incurred by Landlord during such year exceeds .41 cents per square foot of Building. Common area maintenance includes the operation, repair and replacement of parking areas, driveways, sidewalks, landscaped areas, drainage facilities and exterior lighting on the Site, and, without limiting the generality of the foregoing, snow and ice removal from and sweeping of the parking areas, driveways and sidewalks.

        1.3A. Insurance. Lessee shall pay to Lessor as additional rental for each year of the lease term Lessee's proportionate share of the amount by which the premium cost of Lessor's extended coverage insurance, with all endorsements, on all public liability and property damage insurance exceeds .0849 per square foot of building.

        1.4 lessor shall submit to Lessee annual statements showing the computations of the amount of Lessee's liability, if any, under Sections 1.2 and 1.3, which amount Lessee shall pay to Lessor on or before thirty (30) days immediately following delivery of such statement. Such amounts shall be prorated as of the commencement date for the first year of the Lease Term and as of the termination date for the last year of the Lease Tenn.

        1.5 The Term Rent and additional rental shall be paid by Lessee promptly when due, without any deduction or setoff whatsoever. Any such amount not paid when due shall bear interest at the rate of 18% per annum from the due date until paid.

Section 2.    SECURITY DEPOSIT

        2.1 The Security Deposit may be applied by Lessor the purpose of curing any default or defaults of Lessee under this Lease. If said sum or any part thereof is used, applied or retained in curing any such default, Lessee shall, upon demand, immediately deposit with Lessor an amount in cash equal to the amount so used, applied or retained. Default by lessee in paying to Lessor any amount required to restore the Security Deposit after any application thereof, shall afford to Lessor the same remedies as in the default of the payment of the rent. If Lessee has not defaulted here under, or if Lessor has not applied said sum to said default, then the Security Deposit or any portion thereof not so applied by Lessor shall be paid to Lessee within thirty (30) days after the termination of this Lease, provided Lessee has surrendered possession of the Leased Premises in accordance with the provisions of this Lease. In the event of a bona-fide sale of the Site and the Building, Lessor shall have the right to transfer the Security Deposit to the purchaser to be held under the term of this Lease and, in such event, Lessor shall be released from all liability for the return of such Security Deposit to Lessee.

Section 3.    UTILITY SERVICES

        3.1 Lessee shall promptly pay for all public utilities rendered or furnished, and metered to the Leased Premises during the term of this Lease. Lessee shall not waste or permit the waste of water, or use the water for any purpose other than those stated. Lessor periodically will bill Lessee for Lessee's Proportionate Share of all water bills received by Lessor for water metered to the Building and Lessee shall pay such amount not later than the date for the next Monthly Installment. Lessee may, at its own cost, install a submeter to meter water delivered to the Leased Premises and in such event Lessee shall be free of the restrictions regarding water usage and shall pay Lessor for water used according to meter readings (at the rate charged by the supplier of such water) in lieu of paying the aforesaid percentage of bills for all water metered to the Building. All leases heretofore or hereafter executed with respect to premises in the Building will contain identical restrictions with respect to the use, misuse or wasting of water, except where the Lessee installs a submeter at its cost (and such submetered water will be deducted prior to computing Lessee's obligation for such water bills). Lessor shall not be liable for damages, by abatement of rent or otherwise, for interruption or failure of, or delay in, furnishing any service or utility, whether the responsibility of Lessor or of others, when the same is occasioned by causes beyond the reasonable control of Lessor, and no such interruption, failure or delay shall be deemed an eviction or disturbance of Lessee's use of the Leased Premises.

Section 4.    USE

        4.1 Lessee may use the Leased Premises for the Specified Use. Lessee shall not injure, overload, deface or otherwise harm Site, Building or Leased Premises nor permit the same; nor commit any nuisance; nor permit the emitting of any objectionable noise or odor; nor burn any trash or refuse thereon or therein; nor manufacture, sell, display, distribute or give away any alcoholic liquors or beverages; nor make or permit any use of Leased Premises which is improper, offensive or contrary to any law or ordinance, or which will invalidate or increase the cost of any Lessor's insurance (including the keeping or storage of any article of dangerous, inflammable or explosive character) or which would increase the danger of fire in Leased Premises or in the Building; nor obstruct or permit the obstruction of driveways, walks, parking areas and other common areas of Site.

        4.2 Lessee shall not exhibit, inscribe, paint or affix any sign, advertisement, notice or other lettering (hereinafter referred to as "signs") on any part of the Site, exterior of the Building, or in the windows, without the express prior written consent of Lessor, which consent will not be unreasonably withheld. Lessor shall have, at any time and from time to time, the right to establish rules and regulations setting forth uniform characteristics for all signs on the Building and Site, and Lessor's refusal to consent to any sign not meeting such characteristics shall not be deemed to be unreasonable. In the event of the violation of the foregoing, Lessor may remove same without any liability, and may charge the expense incurred by such removal to Lessee. Subject to applicable laws, ordinances and regulations, Lessee may, however, place a sign on the front door of Leased Premises which sign shall be installed by Lessor at the expense of Lessee, and shall be (i) for identification purposes only; (ii) uniform with all other such signs on Building; and (iii) of a size, color and style acceptable to Lessor.

Section 5.    CONDITION OF PREMISES

        5.1 Lessee's taking possession of the Leased Premises shall be conclusive evidence that Leased Premises were in good order and satisfactory condition when Lessee took possession, with the exception of those items if any, detailed in a written list executed by Lessor and Lessee at or prior to acceptance of possession. No promise of Lessor to alter, remodel, complete or improve Leased Premises or Building or Site, and no representation concerning the condition of Leased Premises or Building or Site have been made by Lessor to Lessee unless same is contained herein or is contained in agreed plans and specifications signed by both parties. At the termination of this Lease by lapse of time or otherwise, Lessee shall return Leased Premises in good order and condition, loss or damage by fire or other casualty, conditions which are the responsibility of Lessor to repair pursuant to the term of Section 6.1 hereof, and ordinary wear and tear excepted.

Section 6.    MAINTENANCE AND ALTERATIONS

        6.1 Maintenance. Lessor shall keep and maintain the roof and structural members of the Building of which the Leased Premises are a part, and the parking lot, sidewalks and landscaping on the Site in good order and repair, except for loss by fire or other casualty covered by Section 9 of this Lease, and shall remove snow accumulations from the parking lot and sidewalks. Lessee shall keep and maintain the balance of the exterior and the entire interior of the Leased Premises clean and sanitary and in good condition and repair including, without limitation, any necessary replacements (and further including, without limitation, necessary interior painting and window replacement). Lessee shall fully comply with all health and police regulations in force and shall conform with the rules and regulations of fire underwriters or their fire protection engineers. Lessor will obtain the qualified Contractor to inspect and maintain the HVAC equipment at Lessee's premises. Lessor will bill Lessee monthly commencing Oct. 1, 1994. The cost will be $35.00 per month and will be billed and payable with your monthly rent. Lessee shall promptly remove any debris left in the working area or other exterior areas of the Site by Lessee, its employees, agents or contractors.

        6.2 Alterations. Lessee shall not create any openings in the roof or exterior walls, nor shall Lessee make any alterations or additions to the Leased Premises. Lessee shall make all additions, improvements, alterations and repairs on the Leased Premises and on and to the appurtenances and equipment thereof if required by any governmental authority or which may be made necessary by the act or neglect of any person, firm or corporation (public or private). Upon completion of any work by or on behalf of Lessee, Lessee shall provide Lessor with such documents as Lessor may require (including, without limitation, sworn contractor's statements and supporting lien waivers) evidencing payment in full for such work.

Section 7.    INDEMNIFICATION AND RELEASE OF CLAIMS

        7.1 Lessee will at all times hold Lessor, its beneficiaries and the management of the Building harmless and indemnified against any loss, damage, cost, expense or liability resulting to any person or property by reason of any use which may be made of the Leased Premises or any part thereof, or by reason of any act or thing done or omitted to be done in, upon or about Leased Premises or any part thereof, unless such loss, damage, cost, expense or liability shall be caused by the sole negligence of Lessor; and Lessee will hold Lessor and Site, Building and Leased Premises harmless, indemnified and free and clear of any and all claims, demands, penalties, liabilities, judgments, costs and expenses, including reasonable attorneys' fees, arising in connection with any use of Leased Premises by Lessee or its employees, agents or servants.

        7.2 Only to the extent that such business interruption, loss or damage to property or injury to or death of persons is covered by insurance, neither Lessor nor Lessee shall be liable to the other for any business interruption or any loss or damage to property or injury to or death of persons occurring on Site, in Building or in Leased Premises or in any manner growing out of or connected with the Lessee's use and occupation of Leased Premises, Building and Site, or the condition thereof, whether or not caused by the negligence or other fault of Lessor or Lessee, or of their respective agents, employees, subtenants, licensees, or assignees. Nothing herein shall be construed to impose any other or greater liability upon either Lessor or Lessee than would have existed in the absence of this Section 7.2. This release shall be in effect only so long as the applicable insurance policies contain a clause to the effect that this release shall not affect the right of the insured to recover under such policies. Such clauses shall be obtained by the parties whenever possible. The release in favor of Lessor contained herein, is in addition to, and not in substitution for, or in diminution of the hold harmless and indemnification provisions of Section 7.I thereof.

Section 8.    INSURANCE

        8.1 At all times during the Lease Term Lessee shall, at its sole cost and expense, maintain:

              (a) Comprehensive General Public Liability Insurance against claims for personal injury, death or property damage occurring in connection with the use and occupancy of Leased Premises, naming Lessee and Lessor, Lessor's beneficiaries and the management of Building as the named insureds, such insurance to afford protection to the limit of not less than Five Hundred Thousand ($500,000.00)

       INITIAL

       Landlord

       Tenant

        Dollars in respect to injury or death of a single person, and to the limit of not less than One Million ($1,000,000.00) Dollars in respect to any one accident, and to the limit of not less than One Hundred Thousand ($100,000.00) Dollars in respect to property damage.

              (b) Steam Boiler Insurance an all steam boilers, pressure tanks and other such apparatus, if any shall, from time to time, be installed on Leased Premises, in such amount as Lessor may from time to time reasonably require.

              (c) At all times when any work is in process in connection with any change or alteration being made by Lessee, Lessee shall maintain Workmen's Compensation insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Lessor or its beneficiaries, as well as Lessee or Leased Premises.

        8.2 Lessee shall furnish Lessor with a duplicate certificate or certificates of such insurance and not less than ten (10) days prior to the expiration date of any policy, will furnish Lessor with a new policy or certificate therefor or a renewal thereof, in substitution of the expiring policy. Each such policy which Lessee is required to procure and maintain hereunder shall be issued by insurers of recognized responsibility licensed to do business in Illinois, and shall contain an agreement or endorsement that it will not be cancelled by the insurer without at least ten (10) days' prior written notice to Lessor.

        8.3 Lessee will not do, suffer or permit any act or omission, whether on Leased Premises or otherwise, which might or would result in voiding or impairing the obligation of any such policy of insurance.

Section 9.    FIRE AND CASUALTY.

        9.1 If Leased Premises or Building are substantially destroyed or rendered untenantable by fire or other casualty, Lessor shall have the right to terminate this Lease by notice in writing to Lessee mailed within thirty (30) days of the fire or other casualty. In any case of fire or other casualty damage to Leased Premises (except where this Lease is terminated by Lessor as hereinbefore provided), Lessor shall repair and rebuild Leased Premises within one hundred and fifty (150) days of the fire or other casualty, and, upon failing to do so, Lessee shall have the right to terminate this Lease by notice in writing to Lessor failed within twenty (20) days thereafter. If any such fire or other casualty renders Leased premises or any portion thereof untenantable, the rent to be paid by Lessee hereunder shall abate by an amount bearing the same ratio of the total amount of rent for the period of untenantability as the untenantable portion of Leased Premises bears to the entire Leased Premises during the period beginning with the date of such fire or other casualty and ending with the date when Leased Premises are again rendered tenantable.

Section 10.   CONDEMNATION

        10.1 If the whole of Leased premises shall be taken for any public or quasi-public use under statute or by right of eminent domain or by private purchase in lieu thereof, then this Lease shall automatically terminate as of the date that title shall be taken. If any portion of Leased premises shall be so taken as to render the remainder thereof unusable for the purpose for which Leased Premises were leased, then Lessor and Lessee shall each have the right to terminate this Lease on thirty (30) days' notice to the other given within sixty
(60) days after the date of such taking. In the event neither party shall exercise the aforesaid right to terminate, the rent payable under this Lease shall be equitably apportioned according to the space so taken, and Lessor shall, at its own cost and expense, restore the remaining portion of Leased Premises to the extent necessary to render it reasonably suitable for the purposes for which it was leased and shall make all repairs to Building to the extent necessary to constitute Building a complete architectural unit, provided the cost thereof shall not exceed the proceeds of Lessor's condemnation award. Lessee shall not be entitled to receive any part of any award or awards based upon taking of the fee or lease hold interest, which shall be the property of Lessor, and Lessee hereby assigns to Lessor any of Lessee's rights, title or interest therein, but Lessee may prosecute any claim against the condemning authority in such condemnation proceedings for damages which it may have sustained; provided, however, that no such claim shall diminish or otherwise adversely affect Lessor's award or the award of any fee mortgagee.

Section 11.   ASSIGNMENT AND SUBLETTING

        11.1 Lessee shall not sublet any part of Leased Premises nor assign this Lease, without in each and every case Lessor's prior written consent thereto first had, which consent shall not be unreasonably withheld, provided, however, that Lessee shall remain liable hereunder; nor will Lessee make or permit any transfer of this Lease or any interest hereunder by operation of law.

Section 12.   LESSOR'S PERFORMANCE OF LESSEE'S COVENANTS

        12.1 Should Lessee at any time fail or omit to do any act or thing provided under this Lease to be done by Lessee, Lessor may in its sole discretion after ten (10) days' written notice to Lessee, itself do or cause to be done such act or thing including the payment of any claim or lien upon Leased Premises made or filed by any laborer, supplier, materialman, principal contractor, subcontractor, or other person, whether for work, labor or services performed upon, or materials supplied to Leased Premises). All monies paid by Lessor shall be and constitute so much additional rental due hereunder from Lessee to Lessor to be due and payable upon notice given by Lessor of the nature and amount thereof, on the first day of the calendar month next succeeding the month during which Lessor shall have given notice, with interest upon any such amount at the rate of ten percent (10%) per annum from the date of payment by Lessor until repayment to Lessor by Lessee.

Section 13.   RIGHTS RESERVED TO LESSOR

        13.1  Lessor reserves the following rights:

              (a) To have pass keys to Leased Premises and no locks shall be changed without the prior written consent of Lessor;

              (b) To enter the Leased premises for the purpose of making inspections or repairs, alterations or improvements connected with any portion or Leased premises during reasonable hours, and at any time in the event of an emergency;

              (c) To show Leased premises to prospective lessees or brokers during the last six months of the Term of this Lease (and if vacated during such period, to prepare Leased Premises for reoccupancy) and to prospective purchasers at all reasonable times, provided prior notice is given to Lessee in each case;

              (d) To designate and/or approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators, and other similar equipment, and to control all internal lighting that may be visible from the exterior of Building.

Section 14.   SUBORDINATION TO EXISTING AND FUTURE MORTGAGES

        14.1 At the option of Lessor's mortgagee, this Lease shall be subject and subordinate at all times to the lien of any existing mortgage or mortgages and of mortgages which hereafter may be made a lien on Site and/or Building; provided that so long as Lessee is not in default under this Lease, its possession of Leased premises and its rights and privileges hereunder shall not be interfered with by the mortgagee or any purchaser upon a foreclosure of such mortgage. Although no instrument or act on the part of the Lessee shall be necessary to effectuate such subordination, the Lessee shall nevertheless execute and deliver such further instruments subordinating this Lease to the lien of any such mortgages as may be desired by the mortgagee, provided the same acknowledges Lessee's rights as hereinbefore specified. The Lessee hereby appoints the Lessor its attorney-in-fact irrevocably to execute and deliver any such instrument for the Lessee.

Section 15.   RIGHTS AND REMEDIES OF LESSOR

        15.1 If default shall be made in the payment of any sum required to be paid by Lessee under this Lease, and default shall continue for five (5) days after written notice to Lessee, or default shall be made in the performance of any of the other covenants or conditions which Lessee is required to observe and perform, and such default shall continue for fifteen (15) days after written notice to Lessee, or if the interest of Lessee under this Lease shall be levied on under execution or other legal process, or if any petition shall be filed by or against Lessee to declare Lessee a bankrupt or to delay, reduce or modify Lessee's debts or obligations, or if any petition shall be filed or other action taken to reorganize or modify Lessee's capital structure if Lessee be a corporation or other entity, or if Lessee be declared insolvent according to law, or if any assignment of Lessee's property shall be made for the benefit of creditors, or if a receiver or trustee is appointed for Lessee or its property, or if Lessee shall abandon Leased premises during the term of this Lease, then Lessor may treat the occurrence of any one or more of the foregoing events as a breach of this Lease (provided that no such levy, execution, legal process or petition filed against Lessee shall constitute a breach of this Lease if Lessee shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within thirty (30) days from the date of its creation, service or filing) and thereupon, at its option, may without notice or demand of any kind to Lessee or any other Person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity:

              (a) Lessor may terminate this Lease and forthwith repossess Leased Premises and be entitled to recover forthwith as damages a sum of money equal to the balance of the Term Rent then remaining unpaid hereunder (without commutation, in consideration of disregarding any rent adjustments pursuant to Section 1.2 hereof) less the fair rental value of Leased premises for said period, and any other sum of money and damages owed by Lessee to Lessor;

              (b) Lessor may terminate Lessee's right of possession and may repossess Leased Premises by forcible entry or detainer suit or otherwise, without demand or notice of any kind to Lessee and without terminating this Lease, in which event Lessor may, but shall be under no obligation so to do, relet the same for the account of Lessee for such rent and upon such terms as shall be satisfactory to Lessor. For the purpose of such reletting Lessor is authorized to decorate or to make any repairs, changes, alterations or additions in or to Leased Premises that may be necessary or convenient, and if Lessor shall fail or refuse to relet Leased Premises, or if the same are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of such decorations, repairs, changes, alterations and additions and the expense of such releting and of the collection of the rent accruing therefrom to satisfy the rent provided for in this Lease to be paid, then Lessee shall pay to Lessor as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, or if the Leased premises have been relet the Lessee shall satisfy and pay any such deficiency upon demand therefor from time to time and Lessee agrees that Lessor may file suit to recover any sums falling due under the terms of this Section 15.1 (b) from time to time, and that no delivery or recovery of any portion due Lessor hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Lessor.

        15.2 Upon the termination of this Lease or upon the termination of Lessee's right of possession, Lessee shall at once surrender possession of Leased Premises to Lessor and remove all effects therefrom, and if such possession is not immediately surrendered Lessor may forthwith re-enter Leased Premises and repossess itself as of its former estate and remove all persons and effects therefrom, using such force as may be necessary without being guilty of any manner of trespass or forcible entry or detainer. Without limiting the generality of the foregoing, Lessee agrees to remove, at the termination of this Lease or upon the termination of Lessee's right of possession, Lessee's movable furniture, signs, trade fixtures, machinery, equipment and other personal property and such alterations, similar improvements and additions made by Lessee as may be requested by Lessor. If Lessee shall fail or refuse to remove all such property from Leased Premises, Lessee shall be conclusively presumed to have abandoned the same and title thereto shall thereupon pass to Lessor without any cost, either by setoff, credit, allowance or otherwise, and Lessor may, at its option, accept the title to such property or at Lessee's expense may remove the same, or any part thereof, in any manner that Lessor shall choose, and store the same without incurring liability to Lessee or any other person.

        15.3 Lessee shall pay, upon demand, all of Lessor's costs, charges, and expenses, including the fees of counsel, agents and other retained by Lessor, at any time incurred in enforcing Lessee's obligations hereunder

(whether incurred in litigation or otherwise) or incurred by Lessor in any litigation, negotiation or transaction in which Lessee causes Lessor, without Lessor's fault, to become involved or concerned.

Section 16.   HOLDING OVER

        16.1 Lessee shall pay to Lessor Holdover Rental for each day Lessee shall retain possession of Leased Premises, or any part thereof, after the termination of this Lease, whether by lapse of time or otherwise and shall also pay all damages sustained by Lessor on account thereof; but the provisions of this article shall not operate as a waiver by Lessor of any right of re-entry hereinbefore provided; nor shall the receipt of said rent or any part thereof, or any other act in apparent affirmance of tenancy, operate as a waiver of the right to forfeit this Lease and the Lease Term hereby granted for the period still unexpired, for a breach of any of the covenants herein.

Section 17.   NOTICES

        17.1 All notices to be given by one party to the other under this Lease shall be in writing, mailed or delivered as follows: if to Lessor, at the place where rent is payable; if to Lessee, at the address of Lessee set forth on the first page hereof until Lessee takes possession of the Leased Premises and thereafter at Leased Premises, provided that either party may, by notice to the other, from time to time designate another address to which notices shall thereafter be addressed.

        Mailed notices shall be sent by United States Certified or Registered Mail, postage prepaid. Such notices shall have been deemed to have been given by posting in the United States Mails.

Section 18.   ESTOPPEL CERTIFICATE

        18.1 Lessee shall at any time and from time to time within ten (10) days after written request from Lessor execute, acknowledge and deliver to Lessor, in form reasonably satisfactory to Lessor and/or Lessor's mortgagee, a written statement certifying (if true) that Lessor has accepted the Leased Premises, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that the Lessor is not in default hereunder, the date to which the rental and other charges have been paid in advance, or any, and such other accurate certifications as may reasonably be required by Lessor or Lessor's mortgagee, and agreeing to give copies to any mortgage of Lessor of all notices by Lessee to Lessor. It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or mortgage of the Leased Premises and their respective successors and assigns.

Section 19.   COVENANT OF QUIET ENJOYMENT

        19.1 Lessor further agrees that at all times when Lessee is not in default under the terms of and during the terms of this Lease, Lessee's quiet and peaceable enjoyment of the Leased Premises shall not be disturbed or interfered with by Lessor or by any person claiming by, through or under Lessor.

Section 20.   POSSESSION

        20.1 Lessor shall construct, or cause to be constructed, the Leased Premises in accordance with the provisions of Exhibit B attached hereto, including building standard work therein described.

        20.2 Construction shall be commenced and diligently pursued in order to have the Leased Premises substantially completed on or before the date specified for commencement of the Lease Term, provided that if construction is delayed because of changes, deletions or addition in construction requested by Lessee, strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control or other causes beyond the control of Lessor, the construction time period shall be extended for the amount of time Lessor is so delayed, and Monthly Installments of rental shall abate pro rata until substantial collection and delivery of possession.

        20.3 Lessor shall notify Lessee as soon as the Leased Premises are substantially completed. In the event that there is a dispute as to whether or not the Leased Premises are substantially completed, the dispute shall be resolved by the architect for the Building. Taking of possession by Lessee shall be deemed conclusively to establish that the Leased Premises have been completed in accordance with the said Exhibit B. If Lessor gives possession prior to the commencement date to enable Lessee to fit the Leased Premises to its use, such occupancy shall be subject to all the terms and conditions of this Lease (except that Lessee shall not be required to pay rent or taxes during such occupancy).

Section 21.   ACTS SUBSEQUENT TO TERMINATION

        21.1 No receipt of money by Lessor from Lessee after the termination of this Lease, the service of any notice, the commencement of any suit or final judgment for possession shall reinstate, continue to extend the term of this Lease or affect any such notice, demand, suit or judgment.

Section 22.   WAIVER OF DEFAULT

        22.1 No waiver of default of Lessee shall be implied, and no express waiver shall affect any default other than the default specified in such waiver and that only for the time and to the extent therein stated. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision.

Section 23.   EXAMINATION OF LEASE

        23.1 Submission of this instrument for examination or signature by Lessee does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Lessor and Lessee.

Section 24.   DEFAULT UNDER OTHER LEASE

        24.1 If the term of any lease, other than this Lease, made by Lessee, for the Leased Premises or any part thereof, or for any other space in the Building and shall be terminated or terminable after the making of this Lease, because of any default by Lessee under such other lease, such fact shall embower Lessor, at Lessor's sole option, to terminate this Lease by notice to Lessee and/or to exercise any of the remedies set forth in Section 15.

Section 25.   REPRESENTATIVE CAPACITY

        25.1 No person, partnership, corporation or other organization executing this Lease in a representative capacity for Lessor or Lessee shall be held individually liable hereunder in the absence of fraud provided such person, partnership, corporation or other organization acted with due authority and the intended principals are bound.

Section 26.   MISCELLANEOUS

        26.1 All rights and remedies of Lessor and Lessee under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law or statute.

        26.2 Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit, not only of Lessor and of Lessee, but also of their respective heirs, legal representatives, successors and permitted assigns, provided this clause shall not permit any assignment contrary to the provisions of Section 11 hereof.

        26.3 All of the representations and obligations of Lessor and Lessee are contained herein and no modification, waiver or amendment of this Lease, or any of its conditions or provisions, shall be binding upon the Lessor and Lessee unless in writing, signed by Lessor and Lessee.

        26.4 The receipt by Lessor of any installment of regular stipulated rent hereunder or any of said additional rent, shall not be a waiver of any other additional rent then due or of any default of Lessee hereunder.

        26.5 This Lease may be executed in any number of counterparts. Each such executed counterpart shall be deemed an original hereof and all such executed counterparts shall together constitute but one and the same instrument, which instrument shall for all purposes be sufficiently evidenced by such executed counterpart.

        26.6 The section and paragraph headings of this Lease are for convenience only and in no way limit or enlarge the scope or meaning of the language contained in the body of this Lease.

        27.0  Lessor will build as per plan.

              Lessor will carpet entire premises.

              Lessor will paint entire premises.

        INITIAL

        Landlord

        Tenant

                           WILLOW LAKE OFFICE CENTER
                           -------------------------

                                   SITE PLAN








                                   EXHIBIT A

                          WILLOW LAKES OFFICE CENTER
                          --------------------------

                                  FLOOR PLAN





        INITIAL

        Landlord

        Tenant

                                  EXHIBIT "B"

                                                             CLC Plan Agreement
                                                                  Exhibit 1.1.3
===============================================================================
CAMADON(TM)
CORPORATE OFFICE: Pewaukee, WI 414/544-9200 . fax: 414/544-4488
REGIONAL OFFICE: Vernon Hills, IL . 708/362-5100 . fax 708/362-5114
REGIONAL OFFICE: Madison, WI . 608/233-3880 . 608/223-3890

                                                                                 Agreement No._____ Date______ Customer No.____
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
BILL TO:                                                                         SHIP TO:
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Name (Full Legal Name)                                                           Name

The Land Sales Resource                                                          Same
--------------------------------------------------------------------------------------------------------------------------------
Address                                                                          Address

622 Executive Dr.
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City/State                                                                       City/State                            Zip Code

Willow Brook, IL  60521
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

--------------------------------------------------------------------------------------------------------------------------------
INITIAL PERIOD:                  CHARGES AND COPIES PER COPY PERIOD:
--------------------------------------------------------------------------------------------------------------------------------
Term/Payment Frequency           Agreed Minimum Monthly Volume  X    Base Copy Rate  =   Minimum       [_] plus tax     Advance
                                                                                         Monthly Copy                   Payments
                                                                                         Charges:      [X] incl tax
60 month                         29,000                              .024                696.00                         1392.00
--------------------------------------------------------------------------------------------------------------------------------
Meter Reading Frequency          Excess Copy Charge                 .0135               Please check one:
(Circle One)        M Q S A                                          -----                   [_] Aggregate Minimum
                                                                                             [_] Per Machine Minimum
--------------------------------------------------------------------------------------------------------------------------------
PLEASE FURNISH THE FOLLOWING INFORMATION
--------------------------------------------------------------------------------------------------------------------------------
Make/Model                       Serial #                            Per Machine         Make/Model    SeriaL #       Per Machine
                                                                     Allowance                                        Allowance
--------------------------------------------------------------------------------------------------------------------------------
FT-6655
--------------------------------------------------------------------------------------------------------------------------------
Sorter/Stapler
--------------------------------------------------------------------------------------------------------------------------------
DOC Feeder
--------------------------------------------------------------------------------------------------------------------------------
Power Cond.
--------------------------------------------------------------------------------------------------------------------------------

Dear User: We have written this Agreement in plain language because we want you to fully understand its terms. Please read your copy of this Agreement carefully and feel free to ask us any questions you may have about it. We use the words "you" and "your" to mean the user named below. The words "we", "us" and "our" refer to the Owner named below.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT (INCLUDING THOSE ON THE REVERSE SIDE) SHOULD BE READ CAREFULLY, BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN AGREEMENT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. YOU AGREE TO COMPLY WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT. THIS AGREEMENT IS NOT CANCELLABLE. YOU PROMISE THAT THE EQUIPMENT WILL BE USED ONLY FOR BUSINESS PURPOSES

                             TERMS AND CONDITIONS
                          (CONTINUED ON REVERSE SIDE)

1. AGREEMENT. You agree to rent from us and we agree to rent to you the Equipment listed above. You promise to pay not less than the Minimum Monthly Copy Charge every month during the Initial Term. WE WILL PROVIDE THE EQUIPMENT AND FULL SERVICE MAINTENANCE DURING NORMAL BUSINESS HOURS, INCLUDING ALL SUPPLIES AND PARTS NECESSARY TO PRODUCE COPIES, EXCEPT PAPER WHICH YOU MUST PURCHASE SEPARATELY. YOU AGREE THAT WE CAN INCREASE THE MINIMUM MONTHLY COPY CHARGE ANNUALLY AFTER TWELVE MONTHS HAVE ELAPSED UNDER THIS AGREEMENT BY AN AMOUNT NOT GREATER THAN THE PREVIOUS YEAR'S INFLATION RATE AS MEASURED BY THE CONSUMER PRICE INDEX. You agree to pay for service outside of normal business hours or service required by your negligence or misuse of the Equipment at our customary rates.
------------------------------------------------------------------------------
YOU AGREE WITH US TO USE THE EQUIPMENT FOR THE INITIAL PERIOD IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT (INCLUDING THOSE ON THE REVERSE SIDE) AND NOT TO PAY LESS THAN THE MINIMUM MONTHLY COPY CHARGE PAYMENT EACH MONTH. YOU PROMISE THAT ALL THE INFORMATION GIVEN IN THIS AGREEMENT AND YOUR APPLICATION WAS CORRECT AND COMPLETE WHEN THIS AGREEMENT WAS SIGNED. THIS AGREEMENT IS NOT BINDING UPON US OR EFFECTIVE UNTIL AND UNLESS WE EXECUTE THIS AGREEMENT. THE AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF WISCONSIN. YOU AGREE TO THE JURISDICTION AND VENUE OF FEDERAL AND STATE COURTS IN WAUKESHA COUNTY, WISCONSIN.

ACCEPTED BY:                           PROPOSED BY:

OWNER:  CAMADON, INC.                  USER:  THE LAND SALES RESOURCE

BY:  /s/  ILLEGIBLE                    BY:  /s/  ILLEGIBLE
   --------------------------------       --------------------------------
TITLE:  LEASE Coordinator              TITLE:
     ------------------------------         ------------------------------
DATE:  6-20-94                         DATE:
     ------------------------------         ------------------------------

------------------------------------------------------------------------------
              UNCONDITIONAL PERSONAL GUARANTY:  TO CAMADON, INC.

In consideration of your entering into the above Agreement in reliance upon this guaranty, the undersigned, together and separately, unconditionally and irrevocably guaranteed to you, your successors and assigns, the prompt payment and performance of all obligations under the Agreement. We agree that (a) this is a guaranty of payment and not of collection, and that you can proceed directly against us without disposing of any security or seeking to collect from the above named User, (b) we waive all defenses and notices, including those of protest, presentment and demand, (c) you may extend or otherwise change the terms of the Agreement without notice to us, and (d) we will pay all of your costs of enforcement and collection. This guaranty survives the bankruptcy of the above named User and binds our administrators, successors and assigns. My obligations under this guaranty continues even if the User becomes insolvent or bankrupt or is discharged from bankruptcy and I agree not to seek to be repaid by the User in the event I must pay you. THIS GUARANTY WILL BE GOVERNED BY THE SAME STATE LAW AS THE AGREEMENT. WE AGREE TO JURISDICTION AND VENUE IN THE STATE AND FEDERAL COURTS IN THE SAME STATE AND COUNTY.



By___________________ , individually   By___________________ , individually
Address_____________________________   Address_____________________________
Soc. Security #_____________________   Soc. Security #_____________________
Witness:____________________________   Witness:____________________________

================================================================================

2. ORDERING EQUIPMENT. You request us to arrange delivery of the equipment to you at your expense. If the Equipment has not been delivered, implied, and accepted by you, within forty-five (45) days from the date that ordered the equipment, we may terminate the Agreement and our obligations to you on ten (10) days written notice to you. If we have issued a purchase contract or order for the Equipment, you agree that the purchase order or contract is acceptable to you. If you have entered into a purchase contract for the Equipment, by signing this Agreement you have assigned it to us, effective when we pay for the Equipment.

3. COPY CHARGES. The first monthly payment is due upon receipt of invoice. Thereafter, monthly payments will be due on the same date each month during the Initial Term, which will start on the date you accept the Equipment (as confirmed by a properly executed Certificate of Acceptance received by us or as otherwise confirmed by us to our satisfaction) and will continue until the end of the Term, whether or not you receive an invoice, payments will be made to us at our address below, or at another address which we designate in writing. Your obligation to pay Minimum Monthly Copy Charges is unconditional and is not subject to any reduction, set-off, defense, or counterclaim for any reason whatsoever. If we accepted an advance payment form you, it will be held by us to secure your faithful performance of this Agreement, and it will be returned or applied as stated in Paragraph 12. You agree that we may at our option charge and collect a one-time reasonable administrative fee for credit investigation and documentation expenses.

4. NO WARRANTIES. The Equipment is being supplied to you "AS IS". YOU AGREE THAT YOU HAVE SELECTED THE SIZE, MODEL, DESIGN AND BRAND OF THE EQUIPMENT USING YOUR OWN JUDGMENT WITHOUT ANY RELIANCE ON US. WE MAKE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR ORDINARY USE IN CONNECTION WITH THIS AGREEMENT OR THE EQUIPMENT. As long as you are not in default under any of the terms of this Agreement, we transfer to you any warranties made to us by the manufacturer or supplier. YOU AGREE THAT REGARDLESS OF CAUSE, YOU WILL NOT MAKE ANY CLAIM WHATSOEVER AGAINST US OR ANYONE TO WHOM WE MAY ASSIGN THIS AGREEMENT FOR LOSS OF EXPECTED PROFITS OR ANY OTHER DIRECT, SPECIAL OR INDIRECT DAMAGES. You acknowledge that anyone to whom we assign this Agreement will not be responsible for any service, repairs or maintenance of the Equipment, that such assignee is not a party to any service or maintenance agreement, and even if you have a dispute regarding the Equipment, you will continue to pay such assignee all rental and maintenance payments due under this Agreement and all schedules to this Agreement without deducting or withholding any amounts.

5. METER. (A) In return for Minimum Monthly Copy Charge, you are entitled to use the Agreed Minimum Number of Copies each month. If you use more than the Agreed Minimum Number of Copies in any month, you will additionally pay us a charge equal to the number of additional metered copies times the Excess Copy Charge. We may audit the automatic meter reading device periodically. If we determine that you have used fifteen percent (15%) more supplies than normal for copies, you agree to pay customary charges for all excess supplies. (B) The Meter Reading Frequency is the period of time (monthly, quarterly, semi annually or annually) for which the number of copies used will be reconciled. The Meter Reading Frequency and corresponding excess charge, if any, may be different than the Minimum Payment Frequency. (C) You agree to provide adequate space without charge at the Equipment Location for the Equipment, adequate electricity (including if necessary a dedicated 220 volt line), a telephone line and hookup for any automatic meter reading device and reasonable storage for supplies to be used with the Equipment. Most Equipment will be connected to an automatic meter reading device which will report the number of copies made on the Equipment each month and upon which monthly invoices will be based. If an automatic meter reading device is not installed and otherwise upon request, you shall provide us by telephone with the actual meter reading on the first business day of each calendar month, provided that we may estimate a number of copies used if such meter reading is not received by us within seven (7) days. We will adjust the estimated charge for excess copies upon receipt of actual meter readings. Notwithstanding any adjustment you will never pay less than the Minimum Monthly Copy Charge.

6. ASSIGNMENT. YOU MAY NOT SELL, TRANSFER, ASSIGN OR SUBLEASE THE EQUIPMENT. We may, without notifying you, sell, assign, or transfer this Agreement and ownership of the Equipment. You agree that if we do so, the new owner will have the same rights and benefits that we now have, and the assignee will not have to perform any of our obligations. You agree that the rights of the assignee will not be subject to any claims, defenses, or set-offs that you may have against us. However, any such assignment, sale or transfer of this Agreement or the Equipment will not relieve us of our obligations to you under this Agreement.

7. OWNERSHIP AND QUIET ENJOYMENT. We are the owner of the Equipment and have title to the Equipment. If any other person attempts to claim ownership of the Equipment against or through you, you agree, at your expense, to protect and defend our title to the Equipment. You agree that you will at all times keep the Equipment free from any legal process or lien whatsoever, and you will give us immediate notice if any legal process or lien is asserted or made against the Equipment. So long as you are not in default under any of the terms in this Agreement, we agree that you shall quietly use and enjoy the Equipment. YOU AGREE THAT YOU WILL NOT BE ABLE TO PURCHASE THE EQUIPMENT AT ANY TIME.

8. CARE, USE AND LOCATION; LOSS. (A) You will not move the Equipment form the Equipment Location without our written consent in advance. You will give us reasonable access to the Equipment Location to confirm the Equipment's existence, condition and proper maintenance. You are responsible for installing and keeping the Equipment in good working order and repair and for using it in compliance with all applicable laws. You will not make any alterations to the Equipment without our prior written consent nor will you permanently attach the Equipment to your real estate. At the end of the Initial Term of the Agreement, you will return the Equipment to us, at your expense. (B) You are responsible for protecting the Equipment from damage, except for ordinary wear and tear and from any other kind of loss while you have the Equipment or while it is being delivered to you. Even if the Equipment is damaged or lost, you agree to pay all Minimum Monthly Copy Charges for the entire Initial Term.

9. TAXES. You agree to pay when due either directly or to reimburse us all taxes, fines and penalties relating to this Agreement or the Equipment.

10. INDEMNITY. We are not responsible for any injuries, damages, penalties, claims or losses including legal expenses incurred by you or any other person caused by the installation, selection, ownership, possession, maintenance, condition or use of the Equipment. You agree to reimburse us for and to defend us against any claims for such losses, damages, penalties, claims, injuries or expenses. This indemnity shall continue even after this Agreement has expired.

11. INSURANCE. You agree to keep the Equipment fully insured against loss until you have met all your obligations under this Agreement. You agree to obtain a general public liability insurance policy, covering both personal injury and property damage, from anyone who is acceptable to us and include us as an insured on the policy. You agree to provide us with certificates or other evidence of insurance acceptable to us. If any insurance proceeds are paid as a result of any loss or damage to the Equipment, you agree that such insurance proceeds shall be paid first to us to satisfy your obligations under this Agreement. If the Equipment is either lost or totally destroyed, and you are not in default under the terms of this Agreement, instead of continuing to pay us the Minimum Monthly Copy Charge, you have the option of paying us the then present value of both the unpaid balance of all remaining Minimum Monthly Copy Charges under this Agreement and the value of our residual interest in the Equipment, each computed with a discount rate of six percent (6%) per year; or the lowest legal rate. If you do not provide evidence of proper insurance within ten (10) days of our request, we will have the right but not the duty to obtain such insurance at your expense on our own interest in the Equipment. You shall pay all premiums and related charges, including interest at up to one and one-half percent (1.5%) per month, or the highest legal rate, if less.

12. DEFAULTS AND REMEDIES. If you do not pay the Minimum Monthly Copy Charges when due or if you or your guarantor break any of your promises under this Agreement, or you or your guarantor become insolvent, assign your assets for the benefit of your creditors, or enter (voluntarily or involuntarily) into a bankruptcy proceeding, or all or a material portion of your assets or stock is sold, or (if an individual) you or your guarantor dies, or you are in default in any other agreement between you and us, you will be in default. If you are in default, we can require that you return the Equipment to us and pay to us the then present value of the unpaid balance of all remaining Minimum Monthly Copy Charges under this Agreement computed with a discount rate of six percent (6%) per year, or the lowest legal rate. If you fail to return the Equipment to us, in addition we can also require that you pay to us the current estimated fair market value of similar equipment of like age. You also agree to pay us interest on all sums due us from the date of default until paid at the rate of one and one-half percent (1.5%) per month, but only to the extent permitted by law. In addition, we shall be entitled to recover from you all damages caused by any such default to the extent permitted by law. We can also use any of the remedies available to us under the Uniform Commercial Code ("UCC") or any other law. If we refer this Agreement to an attorney for enforcement or collection, you agree to pay our reasonable attorney's fees, which may be twenty percent (20%) of the total discounted unpaid Minimum Monthly Copy Charges for the remaining term of this Agreement. If we have to take possession of the Equipment, you agree to pay the cost of the repossession, storing, shipping, repairing and selling the Equipment. Although you agree that we are not obligated to do so, if we decide to sell the Equipment, and we are able to sell the Equipment for a price that exceeds the sum of (a) our cost of repossession and sale of the Equipment and (b) our estimated residual value of the Equipment, present value as calculated above, then we shall give you credit for the amount of such excess. You agree that we do not have to notify you that we are selling the Equipment or of the time, place or advertising of any sale, You also agree that we may telephone you at any reasonable time to enforce our rights.

13. OTHER RIGHTS. You Agree that any delay or failure to enforce our rights under this Agreement will not prevent us from enforcing any rights at a later time. The parties intend this document to be a rental agreement. However, you grant us a security interest in your interest in the Equipment in case it is found otherwise: You also give us the right to file immediately, at your expense, any UCC financing statements or related filings, as well as the right to sign your name to any such filings that we make.

14. RETURN OF EQUIPMENT. When this agreement expires or is otherwise terminated, you shall disconnect, properly package for transportation, and return the Equipment, freight prepaid to us, in good repair, condition and working order, normal wear and tear excepted, to the location we designate. If upon expiration or termination, you do not immediately return the Equipment, at our option (a) we will peacefully remove the Equipment and you agree to pay us an amount equal to two (2) Minimum Monthly Copy Charges or (b) the Equipment will continue to be held and rented by you for successive periods at the same Minimum Monthly Copy Charge, subject to your or our right to terminate this Agreement upon one (1) month written notice, provided that we retain the right, in our sole discretion, to limit the total number of such successive renewals to protect our rights as owner of the Equipment. If we agree at your request to allow you to terminate this Agreement before the end of the Initial Term, you agree to pay us a reasonable fee for such privilege.

15. LATE CHARGES. If any part of a payment is not made by you when due, you agree to pay us a late charge of the higher of $25 or ten percent (10%) of each such late payment, but not more than permitted by law. You agree to pay us the late charge not later than one (1) month following the date that the original Minimum Monthly Copy Charge was due.

16. MISCELLANEOUS. This is the entire Agreement between us regarding the Equipment. In the event you fail to comply with any part of this Agreement, we can, but we do not have to, take any action necessary to effect your compliance and you will pay the amount it costs us plus all of our expenses in causing your compliance at the time of the next due Minimum Monthly Copy Charge. If any notices are required under this Agreement, they may be given personally or mailed to the addresses in this Agreement by certified or registered mail, postage prepaid or by recognized overnight delivery service. This Agreement is for the benefit of and is binding upon you and your personal representatives, successors and assigns. You agree and consent that we may serve you by registered or certified mail, which shall be sufficient to obtain jurisdiction. YOU WAIVE TRIAL BY JURY IN ANY ACTION BETWEEN US. Both you and we intend this Agreement to be a valid and legal document, and agree that if any part is determined to be unenforceable, all other parts remain in full force and effect. You agree that we both intent that this Agreement comply with all applicable laws. If it is determined that any payment due under this Agreement results in an interest payment, and that interest is higher than allowed by law, then any excess interest will be applied to principal and interest will be at the highest legal rate. In no event will you pay or will we charge or receive any more interest than allowed by law.

17. UCC-ARTICLE 2A PROVISIONS. You acknowledge that Article 2A of the UCC may be applicable to this Agreement. Therefore, you agree to the following: (a) you acknowledge that we have given you the name of the supplier of the Equipment you are renting from us in this Agreement or on the attached schedule or in your purchase agreement. We hereby notify you that you may have rights under the supply contracts and that you may contact the supplier for a description of those rights or any warranties; and (b) you hereby waive any rights and remedies you are given by Sections 2A-508 through 2A-522 of the UCC, including the right to reject the Agreement and the Equipment; to cancel the Agreement; to revoke acceptance of the Equipment; to grant a security interest in the Equipment in your possession or control for any reason; to recover damages under such UCC 2A Sections for any breach of warranty. You will start any action against us within one year. We will not be liable to you for any failure to deliver or delay in delivering the Equipment or other loss or damage suffered by you in connection with this Agreement or the Equipment.

                                                                Exhibit 2.2.1(1)


                                 BILL OF SALE

     The Land Sales Resource, an Illinois corporation ("Assignor"), for good and valuable consideration to it in hand paid, receipt of which is hereby acknowledged, hereby sells, assigns, transfers and conveys unto COMPS InfoSystems, Inc., a Delaware corporation ("Assignee"), its Successors and assigns, the following described property:

     1. All property of every kind and description and wherever situated, tangible and intangible, owned by Assignor or to which Assignor has any right, title or interest on the date hereof as described in Section 1.1 and the exhibits referenced therein of the Asset Purchase Agreement dated July __, 1995.

     2. Assignor hereby authorizes and grants its power of attorney to Assignee and appoints Assignee and the officers thereof as Assignor's attorney-in-fact to take any appropriate action in connection with any of said rights, claims, causes or action and property, in the name of Assignor or in its own or any other name but at its own expense, it being understood that this authorization and power of attorney are coupled with an interest and irrevocable.

     3. Assignee shall have the right to have and to hold all of the rights, claims, causes of action, property, assets, business and goodwill transferred hereby as a going concern.

     4.  Assignor does hereby warrant, covenant and agree that it:

         (i) has good and marketable title to the properties and assets hereby sold, assigned, transferred, conveyed and delivered, subject to such liens and other encumbrances as are disclosed in the Asset Purchase Agreement or any schedules or exhibits thereto and except as otherwise provided in the Asset Purchase Agreement; and

         (ii) will warrant and defend the sale of said properties and assets against all and every person or persons whomsoever claiming or to claim against any or all of the same, subject to the terms and provisions of the Asset Purchase Agreement.

     IN WITNESS WHEREOF, this Bill of Sale has been executed this _____ day of July, 1995.

                              ASSIGNOR

                              The Land Sales Resource



                              By
                                 -----------------------------------------------
                                 Kitty Layne, President



                              ASSIGNEE

                              COMPS InfoSystems, Inc.

                              By
                                 -----------------------------------------------
                                 Chris Crane, President

5487.1

                                                                Exhibit 2.2.1(2)


                       ASSIGNMENT OF REAL PROPERTY LEASE


     FOR VALUABLE CONSIDERATION receipt of which is hereby acknowledged, the undersigned The Land Sales Resource, an Illinois corporation ("Assignor") hereby assigns all of its right, title and interest under that certain Lease dated ____________________, 199_, by and between Assignor, as Lessee, and
________________________________________, as Lessor, for the office space located at 622 Executive Drive, Willowbrook, Illinois 60521 (the "Lease") including all of the undersigned's right, title and interest in and to any prepaid rent or security deposit with respect to the Lease, and delegates all of its duties under the Lease, to COMPS InfoSystems, Inc., a Delaware corporation ("Assignee").

     Dated this _____ day of ____________________, 1995.

                              The Land Sales Resource


                              By
                                 -----------------------------------------------
                                 Kitty Layne, President



                            ACCEPTANCE OF ASSIGNMENT

     Assignee hereby accepts the assignment, transfer and conveyance of Assignor's interest under the Lease and further assumes and agrees to make all payments which become due from, and to perform all covenants, conditions, responsibilities, duties, liabilities and obligations which are to be performed by Assignor pursuant to the Lease effective as of the Closing of the Asset Purchase Agreement.

     Dated this _____ day of ____________________, 1995.

                              COMPS InfoSystems, Inc.


                              By
                                 -----------------------------------------------
                                 Chris Crane, President

                                                                Exhibit 2.2.1(2)

                             CONSENT TO ASSIGNMENT

     The undersigned, _______________________________________, hereby consents to the assignment of Assignor's interest under the Lease to COMPS InfoSystems, Inc., a Delaware corporation. The undersigned does not hereby waive any of its rights under the Lease, and all of the terms, conditions, provisions and covenants of the Lease shall remain and continue in full force and effect.

     Dated this _____ day of ____________________, 1995.





                                    --------------------------------------------


5485.1

                                                                Exhibit 2.2.1(3)


                         ASSIGNMENT OF EQUIPMENT LEASE

     FOR VALUE CONSIDERATION receipt of which is hereby acknowledged, the undersigned The Land Sales Resource, an Illinois corporation ("Assignor") hereby assigns all of its rights, title and interest under that certain Equipment Lease dated ____________________, 199_, by and between Assignor, as Lessee, and ________________________ as Lessor, for the equipment described on Exhibit A thereto (the "Lease"), including all of Assignor's rights, title and interest in and to any prepaid rent or security deposit with respect to the Equipment Lease, and delegate all of its duties under the Equipment Lease, to COMPS InfoSystems, Inc., a Delaware corporation ("Assignee").

     Dated this _____ day of ____________________, 1995.

                              The Land Sales Resource



                              By
                                 -----------------------------------------------
                                 Kitty Layne, President



                           ACCEPTANCE OF ASSIGNMENT

     Assignee hereby accepts the assignment, transfer and conveyance of Assignor's interest under the Equipment Lease and further assumes and agrees to make all payments which become due from, and to perform all covenants, conditions, responsibilities, duties, liabilities and obligations which are to be performed by assignor pursuant to the Equipment Lease effective as of the Closing of the Asset Purchase Agreement.

     Dated this _____ day of ____________________, 1995.

                              COMPS InfoSystems, Inc.



                              By
                                 -----------------------------------------------
                                 Chris Crane, President

                                                                Exhibit 2.2.1(3)


                             CONSENT TO ASSIGNMENT

     The undersigned, ________________________________________ hereby consents to the assignment of Assignor's interest under the Equipment Lease to COMPS InfoSystems, Inc. The undersigned does not hereby waive any of its rights under the Equipment Lease, and all of the terms conditions, provisions and covenants of the Equipment Lease shall remain and continue in full force and effect.

     Dated this _____ day of ____________________, 1995.




                                        ----------------------------------------
5484.1

                                                                       Exhibit 8


                            COVENANT NOT TO COMPETE

     This COVENANT NOT TO COMPETE ("Covenant") is made and effective on July 31, 1995 by and between COMPS InfoSystems, Inc., a Delaware corporation ("COMPS"), The Land Sales Resource, an Illinois corporation ("LSR"), and Kitty Layne ("Layne"). LSR and Layne are sometimes collectively referred to as "Covenantors. This Covenant is made with reference to the following facts:

     A. COMPS, Layne and LSR have entered into an Asset Purchase Agreement dated July 17, 1995 ("Agreement") providing for COMPS to acquire the assets of LSR.

     B.    Layne is a shareholder of LSR.

     C. COMPS is unwilling to purchase the assets unless Covenantors agree to provide this Covenant.

     NOW, THEREFORE, in consideration of the premises and mutual covenants, representations and warranties contained herein, the parties agree as follows:

     1.    NON-COMPETITION.   Except as an employee or consultant of COMPS,
Covenantors agree that they will not at any time within the three (3) year period immediately following the date of this Covenant, directly or indirectly, in the counties in which LSR is presently doing business, whether or not for compensation, engage in, or have any interest in any person, firm, corporation, or business (whether as an employee, officer, director, agent, shareholder, security holder, creditor, partner, consultant, holder of any beneficial interest or otherwise) that engages in any activity which is the same as, similar to, or competitive with any activity now engaged in by COMPS as long as COMPS, or any transferee of all or substantially all of the assets of COMPS ("Transferee") shall engage in this or similar activity.

     2. EMPLOYEES. Covenantors shall not, during the term of this Covenant, induce any employee of LSR to leave the employ of the LSR.

     3. CONSIDERATION. This Covenant is made in consideration of and in connection with the sale of the assets and good will of LSR as described in the Agreement.

     4. TERM. The term of this Covenant is to be three (3) years from the date hereof.

     5. ASSIGNMENT. No rights under this Covenant shall be assignable nor duties delegable by either party, except that COMPS may assign and delegate any of its rights and duties hereunder to a Transferee. Nothing contained in this Covenant is intended to confer upon any person or entity, other than the parties hereto, their successors in interest and Transferees, any rights or remedies under or by reason of this Covenant unless expressly so stated to the contrary.

     6. SUCCESSORS AND ASSIGNEES. All covenants, representations, warranties and agreements of the parties contained herein shall be binding upon and inure to the benefit of their respective heirs, executors, administrators, personal representatives, successors and Transferees.

     7. UNENFORCEABILITY. It is the intention of the parties hereto that the provisions of this Covenant shall be enforced to the fullest extent permissible under all applicable laws and public policies, but that the unenforceability or the modification to conform with such laws or public policies of any provision hereof shall not render unenforceable or impair the remainder of the Covenant. Accordingly, if any provision shall be determined to be invalid or unenforceable either in whole or in part, this Covenant shall be deemed amended to delete or modify, as necessary, the invalid or unenforceable provisions to alter the balance of this Covenant in order to render the same valid and enforceable.

     8. INJUNCTIVE RELIEF. Covenantors acknowledge that any breach of this Covenant will result in irreparable damage to COMPS for which COMPS will not have an adequate remedy of law. Shareholder further acknowledges that COMPS shall be entitled to injunctive relief hereunder and the parties hereby consent to an injunction in favor of COMPS enjoining any breach of any of the foregoing by any court of competent jurisdiction without prejudice to any other right or remedy to which COMPS may be entitled.

     9. COUNTERPARTS. This Covenant may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     10. ATTORNEYS' FEES. If an action is instituted to enforce any of the provisions of this Covenant, the prevailing party in such action shall be entitled to recover from the losing party its or his reasonable attorneys" fees and costs as set by the court.

     11. WAIVER. The waiver by either party of a breach of any provision of this Covenant shall not operate or be construed as a waiver of any subsequent breach.

COVENANTORS:                           COMPS InfoSystems, Inc.


By:  /s/ KITTY LAYNE                    By:  /s/ CHRIS CRANE
   ------------------------------          --------------------------------
      Kitty Layne                             Chris Crane, President


The Land Sales Resource

By:  /s/ KITTY LAYNE
   ------------------------------
      Kitty Layne, President

                                 AMENDMENT TO
                            COVENANT NOT TO COMPETE

     This Amendment to Covenant Not to Compete (the "Covenant Not to Compete") dated as of July 31, 1995 by and among COMPS InfoSystems, Inc., a Delaware corporation ("COMPS"), Kitty Layne ("Layne") and Land Sales Resource, an Illinois corporation ("LSR") is entered into and effective as of the 31st day of March, 1996.

     WHEREAS, the COMPS and Layne are also parties to that certain Employment Agreement dated as of August 1, 1995 (the "Employment Agreement"); and

     WHEREAS, in exchange for the amendment of even date herewith of the Employment Agreement, and in recognition of the value of the business and assets (including without limitation goodwill) acquired by COMPS from LSR pursuant to that certain Asset Purchase Agreement dated July 17, 1995 by and among COMPS, LSR and Layne, and for other good and valuable consideration receipt of which is hereby acknowledged, COMPS and Employee desire to amend the Employment Agreement as set forth herein;

     NOW THEREFORE, the Covenant Not to Compete is hereby amended as follows:

     Sections 3 and 4 of the Covenant Not to Compete is hereby amended and restated in its entirety as follows:

     3. CONSIDERATION. This Covenant is made in consideration of and in connection with (i) the sale of substantially all the assets and good will of LSR as described in the Agreement; and (ii) the payment to Layne by COMPS of the amounts and at the times set forth on Exhibit A hereto.

     4. TERM. The term of this Covenant is to run from July 31, 1995 through the close of business June 30, 1999. Except as set forth herein, the Covenant Not to Compete remains unmodified and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto execute this Amendment, effective as of the date first above written.


                                       COMPS InfoSystems, Inc.
                                       a Delaware corporation


By:  /s/ KITTY LAYNE                   By:  /s/ DALE WALLIS
   ---------------------------------      ---------------------------------
      Kitty Layne

                                       Its:  Chief Financial Officer
                                           --------------------------------

                                   EXHIBIT A


     Date                                              Payment Due
     ----                                              -----------

March 31, 1996                                           $22,400

December 31, 1996                                         70,000

December 31, 1997                                         76,000

December 31, 1998                                         75,000

                                                                    Schedule 1.1
                                                        Asset Purchase Agreement
                                                           Between COMPS and LSR



                     LIST OF ASSETS WITH ESTIMATED VALUES
                          TO BE TRANSFERRED AT CLOSE

Following is the list of assets to be transferred under The Asset Purchase Agreement and their estimated fair market values at the date of close. No other assets are to be transferred as part of this Agreement.

Actual values of these assets will be determined by a balance sheet showing actual value of these assets at July 31,1995 to be prepared by Roche, Scholz, Roche, & Walsh, LTD. CPAS.

           Cash (to be transferred to new LSR-COMPS bank
              account)                                          $  3,000
           Accounts receivable (to be evidenced by a detailed
              aged receivable list)                               65,000
           Prepaid Map Subscriptions                               1,000
           Security deposits                                       3,615
           Property and equipment (detail fist attached)           8,265
                                                                  ------
              Total assets transferred                          $ 80,880
                                                                  ======

                                SCHEDULE 1.1.1

                                    ASSETS
                                    ------

The complete database of LSR's real estate information in print and electronic form (database format) . Print and computer formats, including the file used in conjunction with Q&A to provide data electronically to customers.

Customer list, customer data and customer subscription agreements, including:

 .    account profile - contact name at the company and payment status of each account, including amounts currently due and through what date the customer has paid.

 .    subscriber profile - name of company/individual who subscribes, the type(s)
     of product delivered to customers currently and in the past, the subscription price and term, and the format in which the subscriber receives the print and/or electronic data.

 .    list of customers who have used LSR's call-in service and the level of sales to such customers in the last 12 months. All customer information shall include company name, address, phone number and company contact name.

                                                                  Schedule 1.1.6

Furnit.ofc

                          OFFICE FURNITURE INVENTORY

                          --------------------------


                ITEM                                      QTY

                ----                                      ---

                Desks                                      17

                Tables                                     13

                Credenzas                                   2

                Bookcases                                   4 (large & small)

                Printer Stands                              2

                File Cabinets                              18 (large & small)

                Chairs                                     35

                          OFFICE EQUIPMENT INVENTORY

                          --------------------------


                ITEM                                      QTY

                ----                                      ---

                Fax machines                               3

                Copiers                                    2

                Typewriters                                1

                Microfilm Readers                          9

                Merlin Telephones                         13
          computers:

file server:  DTK 486DX/50 EISA, 32Mb ram, 2.7Gb disk, 20 user NW3.11 fax server:  386SX/16, 4Mb ram, 2 Intel Satisfaxtion 400 int fax boards print srvr:  Printmate dedicated 2P/1S ethernet

         MF: Midwest Micro 486DX2/66, 15" SVGA, 40OMb disk, 2x CD player, HP IIc scanner, Mirror/Syquest 20OMb 5 1/4" removable, USR Sportster
              14.4 Fax/Modem, WangDAT 2Gb tape

    datafax:  (2) Insight 486DX2/66 mono VGA

  reception:  AGI 386DX/20, 8Mb ram, 28OMb disk

         KL:  Xinetron 386DX/25 diskless, mono VGA, 5Mb ram, USR Sportster 14.4

         JS:  Xinetron 386DX/25 diskless, mono VGA, 5Mb ram

         SJ:  Wang 386DX/20

         JL:  Compudyne 386SX/16

         JB:  Compaq Deskpro 286/12

  research1:  Insight 486DX2/66, 2x CD, mono VGA, USR Sportster 14.4 research2:  Krista 486DX2/66, 2x CD, mono VGA

 print srvr:  XT Turbo clone running IQ Server

     digest:  Insight 486DX2/66, 15" SVGA, 40OMb disk, 2x CD player print srvr:  AGI 286/12 running IQ Server

        *GK:  Midwest Micro 486DLC/33 laptop, mono, 12OMb disk, modem

        *WH:  Midwest Micro 486DX4/100, 15" SVGA, 54OMb disk, 2x CD, 14.4 F/M

        *JS:  Clone XT Turbo

              * Machine is at employee's home.

printers:

 HP LaserJet Series II

 HP LaserJet III

 HP LaserJet 4 MP PS, 6Mb ram

 HP DeskJet 1200c, 4Mb ram

 Fargo Primera 203dpi thermal wax/dye sub

 Oki ML393 24pin, wide carriage dot matrix

 Epson LQ850 24pin dot matrix

 (2) Panasonic KXP1180 9pin dot matrix

UPS:

 (5)  Tripp BC250

 (1)  Tripp BC400

 (1)  Tripp BC45OLan

 (1)  Tripp BC75OLan

 (3)  APC 250VA

 (1)  APC 400VA

                                                                    SCHEDULE 1.2
                                                        ASSET PURCHASE AGREEMENT
                                                           BETWEEN COMPS AND LSR


                              LIST OF LIABILITIES

                        TO BE ASSUMED BY COMPS AT CLOSE

Following is the complete list of liabilities to be assumed by COWS under The Asset Purchase Agreement and their estimated fair market values at the date of close. No other liabilities are to be assumed as part of this Agreement.

Actual values of these liabilities will be determined by a balance sheet showing actual value of these assets at July 31,1995 to be prepared by Roche, Scholz, Roche, & Walsh, LTD. CPAS.

            Accounts payable (to be evidenced by a
               detailed list of payables)                          $ 30,370
            Payable to LSR for accrued payroll from
               July 22 through July 31                                6,000
            Line of credit to Bank                                   30,000
                                                                   --------
               Total liabilities to be paid in cash                  66,370

            Deferred subscription revenues                          180,000
                                                                   --------
               Total liabilities transferred                       $246,370
                                                                   ========

                                                                    SCHEDULE 1.4

                            COMIPS INFOSYSTEMS, INC.
                         THE LAND SALES RESOURCE, INC.
                       ALLOCATION OF ASSET PURCHASE PIICE

     Assets purchased:
        Assets from Schedule 1.1
           Cash                                                      $  3,000
           Accounts receivable                                         65,000
           Prepaid Map Subscriptions                                    1,000
           Security Deposits                                            3,615
           Property and equipment                                       8,265
        Value assigned to intangible asset purchased
           Customer lists                                             440,490
                                                                     --------
     Total value of assets purchased                                 $521,370
                                                                     ========


     Purchase price:
        Liabilities assumed from Schedule 1.2
           Accounts payable                                          $ 30,370
           Payable to LSR for accrued payroll                           6,000
           Line of credit to bank                                      30,000
           Deferred subscription revenues                             180,000

        Cash paid at purchase                                         275,000
                                                                     --------
     Total purchase price                                            $521,370
                                                                     ========


     NOTE: The above allocation of purchase price is based on the assumed asset and liability values to be transferred as set forth in Schedules 1.1 and 1. 2. After closing, Land Sales Resource will provide COMPS with a final July 31, 1995 balance sheet. The values set forth above will be adjusted to reflect the values on that balance sheet.
                After the final adjustments are made, IRS Form 8594 reflecting allocation values under Internal Revenue Code Section 1060 will be prepared by COMPS and provided to LSR.